Filed pursuant to Rule 433(d)
Registration Statement No. 333-141008

FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-503-4611.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Free Writing Prospectus dated August 13, 2007 (to Prospectus dated May 9, 2007)

$127,741,000 (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series 2007-SL2

Asset Backed Pass-Through Certificates

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2
Issuing Entity

DB Structured Products, Inc.
Sponsor

ACE Securities Corp.
Depositor

Ocwen Loan Servicing, LLC
GMAC Mortgage, LLC
Servicers

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

You should consider carefully the risk factors beginning on page 10 in this free writing prospectus.

This free writing prospectus may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in August 2007.

Offered Certificates The trust created for the Series 2007-SL2 certificates will hold a pool of second lien fixed-rate, one- to four-family, residential mortgage loans. The trust will issue one class of Offered Certificates. The class, together with its initial certificate principal balance and pass-through rate, is listed in the table below. Credit enhancement for the Offered Certificates will be provided in the form of excess interest and overcollateralization. The Offered Certificates may benefit from a series of net swap payments pursuant to an interest rate swap agreement and interest rate cap payments pursuant to an interest rate cap agreement, in each case, which are intended partially to mitigate interest rate risk. In addition, the Offered Certificates may benefit from a financial guaranty insurance policy issued by Assured Guaranty Corp. as described in this free writing prospectus.

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate	Scheduled Final Maturity Date
A	$127,741,000	One-Month LIBOR + ___%(2)(3)	May 25, 2037
______________________
(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)
The pass-through rate for the Offered Certificates will be subject to the Net WAC Pass-Through Rate as described in this free writing prospectus under “Description of the Certificates-Pass-Through Rate.”

(3)	After the first possible optional termination date, the margin applicable to the Offered Certificates will increase by 50%.

The Offered Certificates will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately _____% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this free writing prospectus or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Deutsche Bank Securities

Important notice about information in this free writing prospectus and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

ACE Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Table of Contents

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS	1
TRANSACTION STRUCTURE	9
RISK FACTORS	10
USE OF PROCEEDS	20
THE MORTGAGE POOL	21
YIELD ON THE CERTIFICATES	37
DESCRIPTION OF THE CERTIFICATES	45
THE ORIGINATORS	80
STATIC POOL INFORMATION	81
ISSUING ENTITY	81
THE DEPOSITOR	81
THE SPONSOR	82
SERVICING OF THE MORTGAGE LOANS	82
THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS	97
THE TRUSTEE	101
THE CREDIT RISK MANAGER	103
POOLING AND SERVICING AGREEMENT	105
FEDERAL INCOME TAX CONSEQUENCES	111
METHOD OF DISTRIBUTION	115
SECONDARY MARKET	115
LEGAL MATTERS	116
RATINGS	116
LEGAL PROCEEDINGS	117
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	117
LEGAL INVESTMENT	117
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	119
AVAILABLE INFORMATION	121
REPORTS TO CERTIFICATEHOLDERS	122
INCORPORATION OF INFORMATION BY REFERENCE	122
ANNEX I	I-1

ii

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

iii

SUMMARY OF FREE WRITING PROSPECTUS

(1)  The following summary is a brief discussion of the important features of the certificates offered by this free writing prospectus and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire free writing prospectus and the entire accompanying prospectus.

Issuing Entity	ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2.

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 Asset Backed Pass-Through Certificates.

Cut-off Date	July 1, 2007.

Closing Date	On or about August 14, 2007.

Depositor	ACE Securities Corp., a Delaware corporation. See “The Depositor” in this free writing prospectus.

Originators
db home lending llc, (formerly known as Chapel Funding, LLC), a California limited liability company, with respect to approximately 27.63% of the mortgage loans, Home 123 Corporation, a California corporation, with respect to approximately 19.98% of the mortgage loans, Residential Funding Company, LLC, a Delaware limited liability company, with respect to approximately 16.81% of the mortgage loans and M&T Bank, a New York Trust Company, with respect to approximately 11.82% of the mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The remainder of the mortgage loans were originated by various originators, none of which have originated 10% or more of the mortgage loans. See “The Mortgage Pool—Underwriting Standards” and “The Originators” in this free writing prospectus.

Sponsor	DB Structured Products, Inc., a Delaware corporation. See “The Sponsor” in this free writing prospectus.

Master Servicer	Wells Fargo Bank, National Association, a national banking association. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Servicers
GMAC Mortgage, LLC, a Delaware limited liability company, with respect to approximately 65.80% of the Mortgage Loans, and Ocwen Loan Servicing, LLC, a Delaware limited liability company, with respect to approximately 34.20% of the Mortgage Loans. See “Servicing of the Mortgage Loans” in this free writing prospectus.

Trustee	HSBC Bank USA, National Association, a national banking association, will be the trustee of the trust and the supplemental interest trust. See “The Trustee” in this free writing prospectus.

Securities Administrator	Wells Fargo Bank, National Association. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Custodians	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Distribution Dates
Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in August 2007. The assumed final Distribution Date for the Offered Certificates is the Distribution Date in May 2037.

Certificate Insurer	Assured Guaranty Corp., a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration. See “The Certificate Insurer” in this free writing prospectus.

Credit Risk Manager	Clayton Fixed Income Services Inc. See “The Credit Risk Manager” in this free writing prospectus.

Offered Certificates
Only the certificates listed on the cover of this free writing prospectus are being offered by this free writing prospectus. The Offered Certificates will have the initial certificate principal balance and pass-through rate set forth or described in the table appearing on the cover of this free writing prospectus.

The Trust

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee. There will be five classes of certificates representing the trust. See “Description of the Certificates” in this free writing prospectus.

The certificates will represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal on the Offered Certificates will be made only from payments received or advanced in respect of the mortgage loans, payments made by the swap provider under the interest rate swap agreement and payments made by the cap provider under the interest rate cap agreement. In addition, certain payments on the Class A Certificates will be insured by a financial guaranty insurance policy.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date. All dollar amounts and percentages with respect to the characteristics of the mortgage loans are subject to a permitted variance of plus or minus 10%.

The trust will contain approximately 3,363 conventional, one- to four-family, second lien, fixed-rate mortgage loans on residential real properties (the “Mortgage Loans”).

The Mortgage Loans have an aggregate principal balance of approximately $196,525,112 as of the Cut-off Date. The Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	5.750% to 18.500%.

Weighted average mortgage rate:	11.080%.

Weighted average remaining term
to stated maturity:	217 months.

Range of principal balances:	$4,066 to $499,092.

Average principal balance:	$58,437.

Range of original combined
loan-to-value ratios:	38.00% to 100.00%.

Weighted average original combined
loan-to-value ratio:	97.11%.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this free writing prospectus.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee has actual knowledge that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor and the Certificate Insurer of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, repurchase such Mortgage Loan or provide the Trustee with a qualified substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class A Certificates are the only class of certificates offered by this free writing prospectus and are referred to in this free writing prospectus as either the “Offered Certificates” or the “Class A Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this free writing prospectus and as described in this free writing prospectus.

The pass-through rate on the Offered Certificates is floating and will be calculated for each Distribution Date as described below and under “Description of the Certificates- Pass-Through Rate” in this free writing prospectus. The pass-through rate on the Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap, calculated as a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related Due Period minus the fees payable to the Servicers, the Master Servicer and the Credit Risk Manager for such Distribution Date, the premium payable to the Certificate Insurer for such Distribution Date and any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date. The initial spread relating to the Class A Certificates is _____% per annum. The spread is subject to increase as more fully described under “Description of the Certificates-Pass-Through Rate” in this free writing prospectus.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this free writing prospectus) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates-Book-Entry Certificates” in this free writing prospectus.

Class CE-1 Certificates and Class CE-2 Certificates. The Class CE-1 Certificates and Class CE-2 Certificates are not offered by this free writing prospectus. The Class CE-1 Certificates will have an initial certificate principal balance of approximately $68,784,012 (subject to a permitted variance of plus or minus 10%), which represents approximately 35.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class CE-2 Certificates will not have a certificate principal balance but will be entitled to amounts described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

Class P Certificates. The Class P Certificates are not offered by this free writing prospectus. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

Residual Certificates. The Class R Certificates (the “Residual Certificates”) which are not offered by this free writing prospectus, represent the residual interests in the trust.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest and overcollateralization, each as described in this section and under “Description of the Certificates-Credit Enhancement” and “-Overcollateralization Provisions” in this free writing prospectus. In addition, certain payments of principal and interest on the Offered Certificates will be insured by a financial guaranty policy provided by the Certificate Insurer as described under “Description of the Certificates--The Financial Guaranty Insurance Policy” in this free writing prospectus.

Excess Interest. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay the premium payable to the Certificate Insurer and certain other fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A Certificates and Class P Certificates on the Closing Date by approximately $68,784,012 (subject to a permitted variance of plus or minus 10%), which is equal to the initial certificate principal balance of the Class CE-1 Certificates. This amount represents approximately 35.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates-Overcollateralization Provisions” in this free writing prospectus.

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest, overcollateralization (represented by the Class CE-1 Certificates) or net swap payments to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus, then realized losses on the Mortgage Loans will be allocated to the Class A Certificates until the certificate principal balance of the Class A Certificates has been reduced to zero. See “Description of the Certificates—Allocation of Losses” in this free writing prospectus. Realized Losses allocated to the Class A Certificates will be covered by the Policy as described in this free writing prospectus. See “Description of the Certificates-The Financial Guaranty Insurance Policy”.

Unless the Servicers collect subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Offered Certificates, once realized losses are allocated to the Offered Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Offered Certificates and not otherwise covered by the Policy may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Cap Agreement

For each Distribution Date commencing in August 2007 and terminating immediately following the Distribution Date in January 2008, the Offered Certificates will have the benefit of a cap agreement (the “Cap Agreement”) provided by a cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Cap Provider”), which is intended partially to mitigate interest rate risk. The Cap Agreement requires the Cap Provider to make a cap payment in an amount as described in this free writing prospectus.

Cap payments, if any, made by the Cap Provider will be deposited into a reserve fund and will be available for distribution on the Offered Certificates, in respect of any interest shortfall amounts resulting from the application of the rate cap, to the limited extent described in this free writing prospectus. See “Description of the Certificates” and “The Cap Agreements” in this free writing prospectus.

Interest Rate Swap Agreement

The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider”) for each Distribution Date commencing in February 2008 and terminating immediately following the Distribution Date in July 2012, unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount as described in this free writing prospectus (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Offered Certificates (the “Swap Provider Payment”), a floating amount as described in this free writing prospectus.

A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the Securities Administrator Payment exceeds the corresponding Swap Provider Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Swap Provider Payment exceeds the corresponding Securities Administrator Payment.

On each Distribution Date, if the Swap Provider is required to make a Net Swap Payment, such amount will be deposited into a supplemental interest trust and will be available for distribution to the Offered Certificates in respect of any interest and principal shortfall amounts and any allocated realized losses as described in this free writing prospectus. If, on any Distribution Date, the Net Swap Payment with respect to the Offered Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates for such Distribution Date, plus any amounts payable to the Certificate Insurer after making the distributions set forth under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus, any remaining amounts will be distributed to the Class CE-1 Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders unless a Swap Provider trigger event has occurred. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

The Financial Guaranty Insurance Policy

Certain payments of principal and interest on the Class A Certificates will have the benefit of a financial guaranty insurance policy (the “Policy”) pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee (i) certain interest shortfalls on the Class A Certificates on each Distribution Date, (ii) the amount of any realized losses allocated to the Class A Certificates that remain unreimbursed after application of net monthly excess cashflow and Net Swap Payments payable by the Swap Provider and (iii) the certificate principal balance of the Class A Certificates to the extent remaining unpaid on the Distribution Date in May 2037. As set forth in this free writing prospectus, the Policy will not cover any Net WAC Rate Carryover Amounts, Prepayment Interest Shortfalls or shortfalls resulting from the Relief Act or any increase in the Pass-Through Rate applicable to the Class A Certificates as a result of the failure to exercise the optional termination right on the first possible Distribution Date on which such right is exercisable. See “Description of the Certificates-The Financial Guaranty Insurance Policy” in this free writing prospectus.

Certain Rights of the Sponsor

With the prior written consent of the Certificate Insurer, the Sponsor will have the right (i) to remove a servicer and appoint a successor servicer following a servicer event of default and (ii) to hire a special servicer with respect to any Mortgage Loan which becomes 60 or more days delinquent after the Closing Date, each as further specified in the pooling and servicing agreement. For purposes of this paragraph, delinquency is calculated based on the OTS method as described under “The Mortgage Pool” in this free writing prospectus. See “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

P&I Advances

Each Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer, subject to the limitations described under “Servicing of the Mortgage Loans—Advances” in this free writing prospectus. A successor servicer will be obligated to make any required delinquency advance if the related Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicers or any successor servicer, as the case may be, are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See “Servicing of the Mortgage Loans—Advances” in this free writing prospectus and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Servicing Fee

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to each Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan; provided, however, that for so long as Ocwen Loan Servicing, LLC or GMAC Mortgage, LLC is the servicer of the related Mortgage Loans, a portion of the servicing fee representing the excess of (i) one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan over (ii) the amount paid to the related Servicer will be paid to the holder of the Class CE-2 Certificate as described under “Description of the Certificates—Table of Fees and Expenses” in this free writing prospectus. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such monthly payments collected on the Mortgage Loans serviced by the related Servicer; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the collection account as further described in the pooling and servicing agreement.

Master Servicing Fee

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.040% and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from, the interest portion of such monthly payments collected. The Master Servicer will pay the trustee fee from its fee.

Credit Risk Manager’s Fee

With respect to each Mortgage Loan, the amount of the annual credit risk manager’s fee that shall be paid to the credit risk manager is a fee, for a period of one full month, equal to one-twelfth of the product of (a) 0.0135% and (b) the outstanding principal balance of such Mortgage Loan. Such fee will be payable monthly, computed on the basis of the same principal amount and period with respect to which any related interest payment on such Mortgage Loan is computed. The obligation to pay the credit risk manager’s fee will be limited to, and the credit risk manager’s fee will be payable from the interest portion of such monthly payments collected.

Certificate Insurer Premium

The Certificate Insurer will be entitled to a monthly premium that will be remitted to the Certificate Insurer by the Securities Administrator. For each Distribution Date, the premium will be a per annum rate equal to 0.320% calculated on a 30/360 basis, of the certificate principal balance of the Class A Certificates immediately prior to the related Distribution Date (without giving effect to any distributions with respect to the Class A Certificates on that Distribution Date).

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust as of the last day of the related due period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such optional termination right, the Certificate Insurer will have the right, subject to certain conditions set forth in the pooling and servicing agreement, to exercise such optional termination right. If the Master Servicer exercises such optional termination right, the Master Servicer will be required to obtain the consent of the Certificate Insurer if (i) any amounts are owed to the Certificate Insurer or (ii) the optional termination would result in a draw on the Policy issued by the Certificate Insurer. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus and “Description of the Securities—Termination” in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, the Cap Agreement, the Interest Rate Swap Agreement, payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS”):

Offered Certificates	S&P	Moody’s	DBRS
Class A	AAA	Aaa	AAA

The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates. Any downgrade revision or withdrawal of any of the ratings assigned to the Class A Certificates may have an adverse affect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this free writing prospectus and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements (each, a “Plan”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of the Offered Certificates. See “Considerations for Benefit Plan Investors” in this free writing prospectus and “ERISA Considerations” in the prospectus.

TRANSACTION STRUCTURE

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

Second Lien Mortgage Loan Risk.

All of the Mortgage Loans are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the related Servicer may write off the entire balance of the Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the related Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of the Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The Mortgage Loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.

The underwriting standards of the Originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. The Originators consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property. As further described in this free writing prospectus, the underwriting standards of the Originators do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the Originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately 96.10% of the Mortgage Loans, by the aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of 80%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately 39.63%, 8.31% and 7.78% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California, the State of Arizona and the State of Florida, respectively. Approximately 0.88% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are located in a single California zip code. If the residential real estate market in those states should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

Balloon Mortgage Loan Risk.

Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the related Servicer will not be obligated to advance the principal portion of that lump sum payment, you may suffer a loss. Approximately 77.17% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans.

Interest Only Mortgage Loan Risk.

Approximately 1.38% of the Mortgage Loans, by the aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first five or ten years following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for five or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Class A Certificates that are purchased at a discount.

The Offered Certificates will be limited obligations solely of the Issuing Entity and not of any other party.

The Offered Certificates will not represent an interest in or obligation of the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Originators, the Trustee, the Certificate Insurer or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator, the Originators, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust and the supplemental interest trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Sponsor, the Depositor, the Servicers, the Originators, the Master Servicer, the Securities Administrator, the Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The rate and timing of principal distributions on the Class A Certificates will be affected by prepayment speeds.

The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans. As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 40.75% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this free writing prospectus.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates at a time when reinvestment at comparable yields may not be possible. For further information regarding the effect of principal prepayments on the weighted average life of the Offered Certificates, see “Yield on the Certificates” in this free writing prospectus, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the Mortgage Loans, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls; and

•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC as described in this free writing prospectus under “Yield on the Certificates” and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

Violation of consumer protection laws may result in losses on the Mortgage Loans and your certificates.

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of originators of mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the Servicers to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the Originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the related Servicer’s ability to foreclose in response to mortgagor defaults. The failure of the Originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the related Servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

The Sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the Sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties.

The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if a Servicer or the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor Servicer or successor Master Servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

The Sponsor may, with the prior written consent of the Certificate Insurer, following a servicer event of default, elect to transfer the servicing from a Servicer to a successor servicer as further described under “Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus. In addition, the Sponsor has the right, subject to certain conditions specified in the pooling and servicing agreement, to hire a special servicer with respect to any Mortgage Loan which becomes 60 or more days delinquent after the Closing Date calculated based on the OTS method as described under “The Mortgage Pool” in this free writing prospectus. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Class A Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including the premium payable to the Certificate Insurer and any Net Swap Payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the required level of overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

•
Since the Mortgage Loans have mortgage rates that do not adjust, when the pass-through rates on the Offered Certificates increase a greater portion of the interest generated by the Mortgage Loans will be required to cover interest on the Offered Certificates

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans serviced by such Servicer and received during the portion of the related Prepayment Period occurring from the sixteenth day of the month prior to the month in which the related Distribution Date occurs through the last day of such month, but only up to the servicing fee payable to the related Servicer for the related interest accrual period. In addition, if a Servicer fails to pay all or a portion of these amounts, the Master Servicer is required to pay such amounts up to the master servicing fee payable to the Master Servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the related Servicer or the Master Servicer covers, you may incur a loss. In addition, the Servicers will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws. The Policy will not cover prepayment interest shortfalls or Relief Act shortfalls.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicers or the Master Servicer will be allocated, first, to the Class CE-1 Certificates and second, to the Class A Certificates. The holders of the Class A Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and amounts payable by the Swap Provider under the Interest Rate Swap Agreement, and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus. If these shortfalls are allocated to the Class A Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The liquidity of your certificates may be limited.

The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Cap Agreement is Subject to Counterparty Risk.

The assets of the trust include a Cap Agreement which will require the Cap Provider to make certain payments for the benefit of the holders of the Offered Certificates. To the extent that distributions on the Offered Certificates depend in part on payments to be received by the Securities Administrator under the Cap Agreement, the ability of the Securities Administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Cap Provider. Although there is a mechanism in place to facilitate replacement of the Cap Agreement upon the default or credit impairment of the Cap Provider, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain a suitable replacement cap agreement.

The Interest Rate Swap Agreement and the Swap Provider.

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this free writing prospectus to pay current and carryforward interest, maintain or restore the required level of overcollateralization, cover realized losses on the Mortgage Loans allocated to the Offered Certificates and pay any Net WAC Rate Carryover Amounts (as defined in this free writing prospectus under “Description of the Certificates—Glossary”) to the Offered Certificates and to make certain payments and reimbursements to the Certificate Insurer. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds _____% per annum. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to pay current and carryforward interest, maintain or restore the required level of overcollateralization, cover realized losses on the Mortgage Loans allocated to the Offered Certificates or pay any Net WAC Rate Carryover Amounts. Any Net Swap Payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates, until paid in full, generally prior to distributions to certificateholders, unless such payment was caused by a Swap Provider trigger event. This feature may result in losses on the certificates. The Offered Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Securities Administrator and therefore, may suffer a loss as a result of such payment.

To the extent that distributions on the Offered Certificates depend in part on payments to be received by the Securities Administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the Securities Administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain a suitable replacement interest rate swap agreement. The credit ratings of the Swap Provider may be lower than the ratings assigned to the Offered Certificates. See “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Offered Certificates.

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Offered Certificates will receive regular distributions of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the offered certificates as a result of delinquencies or defaults on the Mortgage Loans. On the closing date, the amount of overcollateralization will equal the required level of overcollateralization.

If delinquencies or defaults occur on the Mortgage Loans, neither Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if, in the good faith judgment of the related Servicer, these advances would not be ultimately recovered from the proceeds of the Mortgage Loan. In addition, the Servicers will not be permitted to make any advances in respect of principal and interest payments on any Mortgage Loans that are 90 or more days delinquent based the OTS Method.

The ratings of the Offered Certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the Mortgage Loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis, or, by a change of the financial strength rating of the Certificate Insurer. None of the Depositor, the Sponsor, the Master Servicer, the Servicers, the Trustee, the Securities Administrator, the Certificate Insurer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the certificates.

The Yield on the Offered Certificates May Be Affected by Various Rights of the Certificate Insurer.

The yield to investors on the Offered Certificates may be adversely affected to the extent the Certificate Insurer is entitled to reimbursement for payments, including interest thereon, made under the Policy and any other amounts due to the Certificate Insurer pursuant to the Policy and the insurance agreement, including items unrelated to the performance of the Mortgage Loans such as certain expenses of the Certificate Insurer, to the extent not previously paid or reimbursed. In addition, the holders of the Offered Certificates may be adversely affected by the ability of the Certificate Insurer to exercise the rights of the Offered Certificates under the pooling and servicing agreement and any additional rights as provided in this free writing prospectus.

The Ratings of the Offered Certificates are Based Primarily on the Financial Strength of the Certificate Insurer.

The ratings on the Offered Certificates depend primarily on an assessment by the rating agencies of the Mortgage Loans and the financial strength of the Certificate Insurer. Any reduction of the rating assigned to the financial strength of the Certificate Insurer may cause a corresponding reduction in the rating assigned to the Offered Certificates. A reduction in the rating assigned to the Offered Certificates will reduce the market value of these certificates and may adversely affect the ability of investors in these certificates to sell them.

The Return on Your Certificates Could be Reduced by Shortfalls Due to the Application of the Relief Act.

The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the Master Servicer and the related Servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law. The financial guaranty insurance policy issued by the Certificate Insurer with respect to the Offered Certificates will not cover Relief Act shortfalls allocated to the Offered Certificates.

Possible Reduction or Withdrawal of Ratings on the Offered Certificates.

Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments.

The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO Scores are not an Indicator of Future Performance of Mortgagors.

Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy, including originators of certain of the Mortgage Loans such as Home 123 Corporation. See “The Originators” in this free writing prospectus. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

The Mortgage Loans in the trust fund include subprime mortgage loans, and it is possible that an Originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

Regulatory developments regarding servicing of mortgage loans may adversely affect your certificates.

Numerous laws, regulations and rules relating to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Foreclosure Restrictions May Increase Realized Losses.

Any Mortgage Loans that are 60 or more days delinquent based on the terms of the original mortgage note, modification, bankruptcy plan or forbearance plan as of the close of business on August 1, 2007 may have certain restrictions placed on their foreclosure in the pooling and servicing agreement. In the event that foreclosure proceedings are commenced with respect to one of these Mortgage Loans, if acquiring title to the related mortgaged property would cause the adjusted basis (for federal income tax purposes) of the mortgaged properties that are currently owned by the related REMIC after foreclosure (along with any other assets owned by that REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) to exceed 0.75% of the adjusted basis of the assets in the related REMIC, the Servicer will not be permitted to acquire title to the Mortgage Loan on behalf of such REMIC. Instead, the Servicer must dispose of the Mortgage Loan for cash in the foreclosure sale. In addition, if the Servicer determines that following a distribution on any Distribution Date the adjusted basis of such mortgaged properties in foreclosure (along with any other assets owned by the related REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) exceeds 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution, then prior to such Distribution Date, the Servicer will be required to dispose of enough of such mortgaged properties in foreclosure, for cash, so that the adjusted basis of such mortgaged properties in foreclosure (along with any other assets owned by the related REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Internal Revenue Code) will be less than 1.0% of the adjusted basis of the assets of the related REMIC. In either event, the Servicer will be permitted to acquire (for its own account and not on behalf of the trust fund) the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by the Servicer in good faith. These restrictions will be lifted with respect to a delinquent Mortgage Loan if such Mortgage Loan becomes current for three consecutive regular scheduled monthly payments. As a result of these restrictions, losses on these Mortgage Loans may be greater than if the Servicer was permitted to obtain title on behalf of the trust fund.

All capitalized terms used in this free writing prospectus will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

DB Structured Products, Inc. (the “Sponsor”), will sell the Mortgage Loans to ACE Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this free writing prospectus will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the Originators.

THE MORTGAGE POOL

General

All percentages and amounts with respect to the characteristics of the Mortgage Loans shown in this free writing prospectus are subject to a permitted variance of plus or minus 10%.

The pool of mortgage loans (the “Mortgage Pool”) will consist of approximately 3,363 conventional, one- to four-family, second lien, fixed-rate mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $196,525,112 after application of scheduled payments due on or before the Cut-off Date whether or not received. The Mortgage Loans have original terms to maturity of not greater than 30 years.

Approximately 21.77% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms. Approximately 77.17% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 1.38% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

All of the Mortgage Loans are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties. The Mortgaged Properties generally consist of attached, detached or semi detached, one-to-four family dwelling units, individual condominium units, individual units in planned unit developments, and townhouses.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately 40.75% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, a Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose Prepayment Charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with Prepayment Charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the Prepayment Charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See “Certain Legal Aspects of the Mortgage Loans-Prepayment Charges and Late Fees; Debt-Acceleration Clauses” in the prospectus.

In addition, the Servicers may waive the collection of any otherwise applicable Prepayment Charge, but only if: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the related Servicer maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

As of the Cut-off Date, approximately 1.27% of the Mortgage Loans by aggregate principal balance are 30 days delinquent. No other Mortgage Loan will be greater than 30 days delinquent as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any Due Date remains unpaid as of the close of business on the next monthly Due Date, which is known as the “OTS Method”. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month. By way of example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment due on July 1 by the close of business on August 1. Such loan will be reported as current at the end of July and on the August statement to investors and will not be reported as delinquent until the end of August and on the September statement to investors. The following table sets forth the historical delinquency experience of the Mortgage Loans. The historical delinquency information is based on the delinquency of each Mortgage Loan since origination of such Mortgage Loan.

Historical Delinquency

Historical Delinquency	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance
Never Delinquent	3,283	$190,359,668	96.86%
30 Days Delinquent	68	5,515,420	2.81
60 Days Delinquent	7	382,992	0.19
90+ Days Delinquent	5	267,033	0.14
Total:	3,363	$196,525,112	100.00%

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” and “The Sponsor” in this free writing prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $58,706. No Mortgage Loan had a principal balance at origination greater than approximately $500,000 or less than approximately $10,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $58,437. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $499,092 or less than approximately $4,066.

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.750% per annum to approximately 18.500% per annum, and the weighted average Mortgage Rate was approximately 11.080% per annum.

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 97.11%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 38.00%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 217 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to December 1, 2005 or after May 1, 2007 or will have a remaining term to stated maturity of less than 108 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is April 1, 2037.

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 689. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 819 or less than 584.

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Collateral Type of the Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Fixed - 10 Year	3	$63,156	0.03%
Fixed - 15 Year	75	2,385,377	1.21
Fixed - 20 Year	20	594,116	0.30
Fixed - 25 Year	2	46,935	0.02
Fixed - 25 Year IO	28	1,409,443	0.72
Fixed - 30 Year	780	39,697,673	20.20
Fixed - 30 Year IO	9	673,349	0.34
Balloon - 10/30	10	665,891	0.34
Balloon - 15/30	2,268	137,569,938	70.00
Balloon - 15/30 IO	6	624,079	0.32
Balloon - 20/30	122	9,770,244	4.97
Balloon - 30/40	40	3,024,910	1.54
Total:	3,363	$196,525,112	100.00%

Lien Priority of the Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Second Lien	3,363	$196,525,112	100.00%
Total:	3,363	$196,525,112	100.00%

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
0.01 - 50,000.00	1,779	$58,967,126	29.87%
50,000.01 - 100,000.00	1,217	85,974,376	43.55
100,000.01 - 150,000.00	281	33,913,701	17.18
150,000.01 - 200,000.00	49	8,390,900	4.25
200,000.01 - 250,000.00	20	4,615,683	2.34
250,000.01 - 300,000.00	10	2,881,800	1.46
300,000.01 - 350,000.00	3	965,500	0.49
350,000.01 - 400,000.00	2	795,000	0.40
400,000.01 - 450,000.00	1	423,750	0.21
450,000.01 - 500,000.00	1	500,000	0.25
Total:	3,363	$197,427,836	100.00%

Principal Balances of the Mortgage Loans as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.01 - 50,000.00	1,785	$58,771,811	29.91%
50,000.01 - 100,000.00	1,213	85,597,800	43.56
100,000.01 - 150,000.00	279	33,631,020	17.11
150,000.01 - 200,000.00	49	8,370,953	4.26
200,000.01 - 250,000.00	20	4,603,891	2.34
250,000.01 - 300,000.00	10	2,875,184	1.46
300,000.01 - 350,000.00	3	962,802	0.49
350,000.01 - 400,000.00	2	790,481	0.40
400,000.01 - 450,000.00	1	422,080	0.21
450,000.01 - 500,000.00	1	499,092	0.25
Total:	3,363	$196,525,112	100.00%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	901	$77,891,865	39.63%
Arizona	324	16,322,036	8.31
Florida	299	15,280,178	7.78
Nevada	146	8,708,208	4.43
Washington	138	8,575,220	4.36
Texas	201	6,948,454	3.54
Illinois	129	5,721,818	2.91
Oregon	115	5,629,920	2.86
Colorado	97	4,803,995	2.44
Maryland	77	4,588,257	2.33
Georgia	107	4,496,962	2.29
New York	74	4,135,469	2.10
Virginia	53	3,968,103	2.02
New Jersey	48	3,200,777	1.63
Utah	58	2,691,333	1.37
Minnesota	49	2,095,554	1.07
Massachusetts	30	2,004,924	1.02
Michigan	58	1,831,078	0.93
Idaho	37	1,752,908	0.89
North Carolina	40	1,590,159	0.81
Ohio	47	1,445,459	0.74
Hawaii	16	1,376,763	0.70
Pennsylvania	42	1,297,735	0.66
Connecticut	21	1,132,930	0.58
Missouri	34	1,040,276	0.53
Alabama	22	1,011,208	0.51
Wisconsin	25	914,099	0.47
Indiana	33	871,931	0.44
Tennessee	28	832,252	0.42
Louisiana	24	827,879	0.42
New Mexico	18	604,395	0.31
Kentucky	11	484,735	0.25
South Carolina	10	459,006	0.23
District of Columbia	6	448,425	0.23
Delaware	7	288,070	0.15
New Hampshire	5	275,559	0.14
Arkansas	9	217,151	0.11
Kansas	6	193,455	0.10
Rhode Island	2	130,544	0.07
Mississippi	3	107,924	0.05
Maine	3	93,737	0.05
Oklahoma	4	82,033	0.04
Nebraska	3	75,819	0.04
Iowa	1	33,861	0.02
Montana	1	23,319	0.01
South Dakota	1	19,330	0.01
Total:	3,363	$196,525,112	100.00%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.500 - 5.999	1	$226,289	0.12%
6.000 - 6.499	3	222,626	0.11
6.500 - 6.999	13	824,154	0.42
7.000 - 7.499	34	2,007,669	1.02
7.500 - 7.999	108	5,360,681	2.73
8.000 - 8.499	138	7,112,078	3.62
8.500 - 8.999	198	10,026,378	5.10
9.000 - 9.499	131	6,636,705	3.38
9.500 - 9.999	238	13,147,958	6.69
10.000 - 10.499	208	11,956,369	6.08
10.500 - 10.999	441	27,138,047	13.81
11.000 - 11.499	433	27,480,974	13.98
11.500 - 11.999	523	33,759,877	17.18
12.000 - 12.499	266	15,969,739	8.13
12.500 - 12.999	271	16,149,767	8.22
13.000 - 13.499	88	4,879,162	2.48
13.500 - 13.999	124	6,124,478	3.12
14.000 - 14.499	63	3,575,467	1.82
14.500 - 14.999	37	1,838,954	0.94
15.000 - 15.499	10	501,434	0.26
15.500 - 15.999	9	494,522	0.25
16.000 - 16.499	4	244,618	0.12
16.500 - 16.999	9	404,729	0.21
17.000 - 17.499	4	104,645	0.05
17.500 - 17.999	7	279,236	0.14
18.000 - 18.499	1	37,593	0.02
18.500 - 18.999	1	20,963	0.01
Total:	3,363	$196,525,112	100.00%

Original Term of the Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
120	13	$729,047	0.37%
180	2,349	140,579,395	71.53
240	142	10,364,359	5.27
300	30	1,456,379	0.74
360	829	43,395,933	22.08
Total:	3,363	$196,525,112	100.00%

Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
61 - 120	13	$729,047	0.37%
121 - 180	2,349	140,579,395	71.53
181 - 240	142	10,364,359	5.27
241 - 300	30	1,456,379	0.74
301 - 360	829	43,395,933	22.08
Total:	3,363	$196,525,112	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family Residence	1,995	$119,271,803	60.69%
PUD	807	47,524,419	24.18
Condominium	353	18,572,700	9.45
2-4 Family	201	10,868,277	5.53
Townhouse	7	287,914	0.15
Total:	3,363	$196,525,112	100.00%

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 50.00	4	$188,713	0.10%
50.01 - 55.00	3	196,079	0.10
55.01 - 60.00	5	394,954	0.20
60.01 - 65.00	5	293,958	0.15
65.01 - 70.00	14	1,216,480	0.62
70.01 - 75.00	17	881,045	0.45
75.01 - 80.00	61	4,495,161	2.29
80.01 - 85.00	68	2,537,578	1.29
85.01 - 90.00	448	18,602,776	9.47
90.01 - 95.00	443	22,134,903	11.26
95.01 - 100.00	2,295	145,583,464	74.08
Total:	3,363	$196,525,112	100.00%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Income Verified Assets	791	$46,856,661	23.84%
Full Documentation	934	45,115,360	22.96
Stated Documentation	492	34,425,654	17.52
No Documentation	492	26,751,265	13.61
No Ratio	273	16,011,543	8.15
Stated Income Stated Assets	189	11,769,458	5.99
Bank Statements	97	8,435,458	4.29
Stated Extra	18	3,832,079	1.95
Limited Documentation	43	1,753,686	0.89
No Income Verifier	18	773,621	0.39
No Income Verified Assets	7	427,132	0.22
Reduced Documentation	9	373,195	0.19
Total:	3,363	$196,525,112	100.00%

FICO Score for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
575 - 599	3	$206,126	0.10%
600 - 624	37	1,995,987	1.02
625 - 649	722	42,750,404	21.75
650 - 674	771	45,765,914	23.29
675 - 699	649	37,543,097	19.10
700 - 724	424	25,851,775	13.15
725 - 749	313	16,168,695	8.23
750 - 774	236	14,618,165	7.44
775 - 799	169	9,461,434	4.81
800 - 824	39	2,163,516	1.10
Total:	3,363	$196,525,112	100.00%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	2,528	$149,121,378	75.88%
Refinance - Cashout	682	39,881,094	20.29
Refinance - Rate Term	153	7,522,641	3.83
Total:	3,363	$196,525,112	100.00%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	2,857	$175,933,648	89.52%
Investment	415	15,823,844	8.05
Second Home	91	4,767,620	2.43
Total:	3,363	$196,525,112	100.00%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Prepayment Penalty Months of the Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	2,183	$116,449,885	59.25%
6	15	1,089,755	0.55
7	4	236,319	0.12
12	73	6,052,274	3.08
13	3	249,891	0.13
24	934	63,564,292	32.34
36	150	8,839,812	4.50
60	1	42,885	0.02
Total:	3,363	$196,525,112	100.00%

IO Terms of the Mortgage Loans

IO Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
None	3,320	$193,818,241	98.62%
60	32	1,934,644	0.98
120	11	772,228	0.39
Total:	3,363	$196,525,112	100.00%

Originators of the Mortgage Loans

Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
db home lending llc	748	$54,290,134	27.63%
HOME123 Corporation	701	39,259,417	19.98
Residential Funding Company, LLC	661	33,044,012	16.81
M&T Bank	488	23,223,527	11.82
Other	765	46,708,021	23.77
Total:	3,363	$196,525,112	100.00%

Underwriting Standards

The principal originators of the Mortgage Loans are (i) db home lending, llc (formerly known as Chapel Funding, LLC), with respect to approximately 27.63% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) Home 123 Corporation, with respect to approximately 19.98% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iii) Residential Funding Company, LLC, with respect to approximately 16.81% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (iv) M&T Bank, with respect to approximately 11.82% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Mortgage Loans, by aggregate outstanding principal balance as of the Cut-off Date.

Investors should note that on April 2, 2007, New Century Mortgage Corporation and its related entities, which include Home 123 Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

db home lending llc

The information set forth in this section with regard to the underwriting standards of db home lending llc (formerly known as Chapel Funding, LLC) (“DB Home” or, an “Originator”) has been provided to the Depositor by DB Home because 20% or more of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have been originated by DB Home.

DB Home underwrites each mortgage loan that it originates in accordance with its internal underwriting guidelines. DB Home has developed internal underwriting processes and criteria that it believes generate quality loans and give it the ability to approve and fund loans quickly. DB Home’s internal underwriting guidelines are designed to help it evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral.

DB Home reviews the borrower’s credit history from Experian Information Solutions, Inc., TransUnion Corp. and Equifax, Inc. In addition, DB Home reviews credit scores derived from the borrower’s credit history by one or more nationally recognized credit scoring models.

Underwriting Personnel. All of DB Home’s loans are underwritten by its on-site underwriting personnel. DB Home does not delegate underwriting authority to any broker or third party. DB Home adheres to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception is required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. DB Home regularly trains its operational managers, who supervise their account managers, funders and underwriters, on emerging trends in production.

Underwriting Guidelines. DB Home’s internal underwriting guidelines are established by its credit committee. DB Home’s credit committee meets regularly with its production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application does not meet DB Home’s formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower’s obligations, DB Home’s underwriters cannot make underwriting exceptions. Any of DB Home’s loan programs which have an exception can only be approved by the Underwriting Manager or higher, regardless of the exception, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income.

DB Home’s guidelines are primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. The underwriting of a mortgage loan to be originated or purchased by DB Home generally includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to DB Home for purchase must be approved by DB Home in accordance with its underwriting criteria. DB Home regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

DB Home requires satisfactory title insurance coverage on all residential properties securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect DB Home against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and is sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Credit Scores. Credit scores are obtained by DB Home in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores are obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower’s credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. DB Home’s current core underwriting guidelines require a minimum credit score of 500, although a higher credit score is often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

Verification of Borrower’s Income. DB Home’s mortgage programs include several levels of documentation used to verify the borrower’s income.

Full income documentation. DB Home’s highest level of income documentation generally requires a stable, two-year history of income. A wage-earner may document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower’s most recent Wage and Tax Statement, or W-2; the borrower’s two most recent IRS Form 1040s; or for higher credit score borrowers, the borrower’s personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower’s credit score.

Limited income documentation. This documentation level generally requires a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower’s qualifying income.

Stated income. The borrower’s income used to qualify for the loan is taken from the borrower’s signed application and compared to the borrower’s line of work or profession for reasonableness. Self-employed borrowers typically must provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position is done for each stated income loan.

Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determine a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As lenders that generally specialize in loans made to credit impaired borrowers, DB Home has implemented an appraisal review process to support the value used to determine the LTV ratio. DB Home uses a variety of steps in its appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. DB Home’s review process requires a written review on every appraisal report by the on-site staff appraisers. As part of their review process, the review department where available, verifies the subject property’s sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio is reduced where it has been determined by DB Home’s staff appraisers that the original appraised value cannot be supported.

Quality Control. DB Home’s quality control program is intended to monitor loan production with the overall goal of improving the quality of loan production generated by its independent mortgage broker channel. Through systematically monitoring loan production, the quality control department can identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensures compliance with DB Home’s underwriting guidelines and federal and state regulations. T his is accomplished by focusing on:

•	the accuracy of all credit and legal information;

•	a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

•	employment and/or income verification; and

•	legal document review to ensure that the necessary documents are in place.

Loan Programs and Risk Categories. DB Home has established loan programs and risk categories, which identify the types of loans that they originate. A majority of DB Home’s loan originations are underwritten using the “S “Score” program. This program makes loans available to a broad group of borrowers who fit a more traditional non-conforming profile. Although DB Home generally does not make adjustments to the credit category of any applicant, DB Home may determine on a case-by-case basis that an applicant warrants a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. DB Home may allow such an exception if the application reflects certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. DB Home may also grant an exception if the applicant provides a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduces the applicant’s aggregate monthly debt service payments. DB Home expects that not a substantial number of the mortgage loans they originate will represent such underwriting exceptions.

Determining a Borrower’s Credit Categories. Under their internal underwriting guidelines, DB Home has established several different credit categories within each loan program, and DB Home assigns a credit category to each applicant based on the applicant’s credit history. These credit categories establish the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant’s mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

Because the industry does not use standard credit categories, the definitions and credit categories of the loans DB Home originates may differ from those used by its competitors. As a result, the credit categories and other data with respect to its loan production that DB Home provides herein may not be comparable to similar data of its competitors. Also, DB Home may change its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. DB Home’s underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

Credit Score Programs. This program offers loan to individuals with a wide range of credit backgrounds and offers DB Home’s widest range of underwriting criteria. The S “Score” Program has six credit categories: AAA, AA, A, B, C and C-. Borrowers with a higher credit category typically qualify for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category can range from 500 to 850, loans with different characteristics are available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interest rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score can obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

“AAA” Risk Category: In order to qualify under the AAA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 36 months. No bankruptcy filing may have occurred during the past 36 months. The maximum loan amount under this risk grade is $1,500,000 for loans with full documentation, and $1,000,000 for loans with limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The normal debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“AA” Risk Category: In order to qualify under the AA risk category the applicant must generally have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 24 months. T he maximum loan amount under this risk grade is $900,000 for loans with full documentation, and $750,000 for loans with limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The normal debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“A” Risk Category: In order to qualify under the A risk category the applicant must generally have no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to 90%, no more than 1x30 (rolling 6x30 for LTV to 95% and no more than one 30 day mortgage or rental late within the past 12 months for LTV up to 100% with a 640 credit score, otherwise 0X30. No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. The maximum loan amount under this risk grade is $850,000 for loans with full documentation, and $750,000 for loans with limited documentation or stated income documentation. Permissible Loan-to-Value Ratios vary depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio is 50% for LTV over 80% and 55% for an LTV of 80% or less.

“B” Risk Category: In order to qualify under the B risk category the applicant must generally have no more than one 60 day mortgage or rental late payment within the past 12 months. 30 day mortgage or rental late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 24 months. No bankruptcy filing may have occurred during the past 24 months. The maximum loan amount under this risk grade is $500,000 for loans with full income documentation and $400,000 for loans with limited documentation or stated income documentation. Permissible LTV varies depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program is 85% for full documentation first mortgages and 75% for limited or stated documentation. The allowable debt to income ratio is 55%.

“C” Risk Category: In order to qualify under the C risk category the applicant must generally have no more than one 90 day late mortgage or rental payment within the past 12 months. 30 and 60-day late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 12 months. The maximum loan amount under this risk grade is $350,000 for loans with full documentation, limited or stated income documentation. Permissible LTV varies depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. T he maximum LTV under this program is 80% for full documentation first mortgages, and 70% for stated documentation first liens. The allowable debt to income ratio is 55%.

“C-” Risk Category: In order to qualify under the C- risk category the applicant must generally have no more than 2x90 day late mortgage or rental payment late within the past 12 months. 30, and 60-day late payments are acceptable. Bankruptcy filing may have occurred during the past 12 months. If the borrower has made a Chapter 13 bankruptcy the borrower may pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $350,000 for loans with full documentation. Stated income documentation is not permissible. Permissible LTV varies depending upon, among other matters, the loan amount, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 70% for first mortgages. The maximum allowable debt to income ratio is 55%.

Interest-Only Option. This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower’s loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option is higher, as is the interest rate the borrower is charged. This option is available to borrowers in DB Home’s three highest credit categories, AAA, AA and A.

Additional Information Concerning the Mortgage Loans

The description in this free writing prospectus of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicers or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 40.75% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

Special Yield Considerations

The Mortgage Rates on the Mortgage Loans are fixed and will not vary with any index. The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the Net WAC Pass-Through Rate (as defined under “Description of the Certificates—Glossary” in this free writing prospectus), with the result that increases in the Pass-Through Rate on the Offered Certificates may be limited for extended periods in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including the premium payable to the Certificate Insurer and any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of the Offered Certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus.

If the pass-through rate on the Offered Certificates is limited by the Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfall, which is referred to in this free writing prospectus as a “Net WAC Rate Carryover Amount”, may be recovered by the holders of the Offered Certificates on such Distribution Date or on future Distribution Dates, to the extent that the Cap Provider is required to make any cap payments on such Distribution Date and to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including the premium payable to the Certificate Insurer and any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans. The Policy will not cover any Net WAC Rate Carryover Amounts. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments. The “Assumed Final Distribution Date” for the Offered Certificates is the Distribution Date occurring in May 2037. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this free writing prospectus assumes a prepayment rate for the mortgage loans of 100% PPC. To assume 100% PPC is to assume (i) a per annum conditional prepayment rate (CPR) of 10% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional approximate 1.6364% CPR (precisely 18%/11) per annum in each month thereafter through the eleventh month, (iii) building to a constant prepayment rate of 28% CPR per annum beginning in the twelfth month and remaining constant thereafter. No representation is made that the Mortgage Loans will prepay in accordance with the prepayment model or any other rate. We refer to the prepayment model herein as a “Prepayment Assumption”.

The table entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of 77 assumed mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in August 2007; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in August 2007, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in July 2007, and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the Offered Certificates are purchased on August 13, 2007; (x) One-Month LIBOR remains constant at 5.3300% per annum; (xi) rate at which the fee payable to each Servicer is calculated is assumed to be equal to 0.5000% per annum, the rate at which the fee payable to the Master Servicer is calculated is assumed to be equal to 0.0400% per annum and the rate at which the fee payable to the Credit Risk Manager is calculated is assumed to be equal to 0.0135% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; and (xiii) the premium payable to the Certificate Insurer is 0.3200% per annum calculated on a 30/360 basis.

Assumed Mortgage Loan Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Remaining Interest Only Term (Months)
6,001,581.20	353	353	7	12.515	N/A
41,700.00	290	290	10	10.375	50
34,276.71	356	356	4	11.875	N/A
21,347.79	355	355	5	12.250	N/A
30,933.96	354	354	6	11.125	N/A
620,174.07	356	356	4	12.043	N/A
106,843.80	354	354	6	12.000	N/A
538,926.75	167	167	10	10.846	N/A
101,226.03	170	170	10	11.278	N/A
352,953.55	355	475	5	12.543	N/A
41,736.39	354	474	6	11.750	N/A
73,081.20	356	476	4	12.250	N/A
1,065,665.60	355	475	5	11.920	N/A
31,585.76	355	475	5	11.875	N/A
18,162,561.86	175	353	7	11.842	N/A
40,000.00	175	355	5	12.875	55
78,494.97	214	355	5	12.718	N/A
178,574.96	173	353	7	11.686	N/A
49,800.42	170	350	10	10.550	N/A
57,341.54	171	351	9	11.875	N/A
2,196,224.83	174	354	6	12.057	N/A
980,312.51	175	355	5	11.498	N/A
376,821.73	182	355	5	12.277	N/A
15,754.52	175	355	5	10.625	N/A
523,378.33	189	355	5	12.890	N/A
536,039.23	174	354	6	11.720	N/A
119,860.57	174	354	6	12.181	N/A
27,130,979.29	180	354	6	11.750	N/A
300,866.39	174	354	6	12.051	N/A
99,444.65	175	355	5	12.068	N/A
130,658.89	203	356	4	13.208	N/A
54,779.15	175	355	5	11.665	N/A
2,496,388.47	174	354	6	11.834	N/A
32,048,115.83	354	354	6	10.050	N/A
1,489,772.55	305	305	10	10.397	50
215,478.38	319	319	8	11.854	112
86,507.91	351	351	9	10.967	N/A
39,987.90	291	291	9	10.000	51
87,000.00	350	350	10	10.000	110
129,332.17	355	355	5	10.836	N/A
30,131.13	355	355	5	11.625	N/A
505,485.48	356	356	4	11.510	N/A
13,375.27	291	291	9	10.625	51
91,670.00	354	354	6	12.500	114
129,878.78	355	355	5	13.530	N/A
59,808.00	291	291	9	11.875	51
44,000.00	355	355	5	13.750	115

Assumed Mortgage Loan Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Gross Mortgage Rate (%)	Remaining Interest Only Term (Months)
2,259,724.92	185	185	8	9.740	N/A
33,615.99	234	234	6	6.000	N/A
18,017.06	234	234	6	10.750	N/A
91,138.28	170	170	10	12.129	N/A
211,207.21	356	476	4	11.875	N/A
1,144,710.01	355	475	5	11.196	N/A
103,970.57	356	476	4	12.625	N/A
54,837,862.62	175	353	7	10.842	N/A
250,000.00	169	349	11	11.250	49
690,025.57	174	354	6	10.768	N/A
206,079.39	176	356	4	12.271	116
236,318.90	176	356	4	12.490	N/A
3,272,897.07	188	354	6	11.448	N/A
50,000.00	176	356	4	12.500	116
866,607.18	175	355	5	10.703	N/A
307,716.15	183	356	4	11.140	N/A
50,832.18	171	351	9	11.340	N/A
603,879.49	177	355	5	11.492	N/A
30,712.26	176	356	4	11.750	N/A
835,480.02	175	355	5	11.043	N/A
130,030.12	175	355	5	12.125	N/A
27,619,337.78	182	355	5	10.930	N/A
35,755.23	170	350	10	10.940	N/A
447,102.22	174	354	6	10.999	N/A
55,788.57	171	351	9	10.875	N/A
88,449.98	176	356	4	11.166	N/A
214,934.89	175	355	5	10.232	N/A
4,151,175.52	177	354	6	11.361	N/A
78,000.00	174	354	6	12.500	114
42,884.76	171	351	9	12.000	N/A

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of Prepayment Assumption”. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the table. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the table and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the table. In addition, as described under “Description of the Certificates-Principal Distributions on the Certificates” in this free writing prospectus, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average life of the Offered Certificates. Based on the foregoing assumptions, the table indicates the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of PPC. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the initial Certificate Principal Balance, and weighted average lives, shown in the following table. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of PPC.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of Prepayment Assumption

	Class A

	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

Distribution Date

Initial Percentage	100%	100%	100%	100%	100%
July 25, 2008	99	77	59	49	35
July 25, 2009	98	56	27	13	0
July 25, 2010	97	39	4	0	0
July 25, 2011	96	24	4	0	0
July 25, 2012	95	20	4	0	0
July 25, 2013	94	16	4	0	0
July 25, 2014	92	14	4	0	0
July 25, 2015	91	12	0	0	0
July 25, 2016	89	10	0	0	0
July 25, 2017	87	8	0	0	0
July 25, 2018	84	7	0	0	0
July 25, 2019	82	6	0	0	0
July 25, 2020	79	4	0	0	0
July 25, 2021	76	2	0	0	0
July 25, 2022	15	0	0	0	0
July 25, 2023	8	0	0	0	0
July 25, 2024	8	0	0	0	0
July 25, 2025	8	0	0	0	0
July 25, 2026	7	0	0	0	0
July 25, 2027	7	0	0	0	0
July 25, 2028	7	0	0	0	0
July 25, 2029	6	0	0	0	0
July 25, 2030	6	0	0	0	0
July 25, 2031	5	0	0	0	0
July 25, 2032	4	0	0	0	0
July 25, 2033	1	0	0	0	0
July 25, 2034	0	0	0	0	0
July 25, 2035	0	0	0	0	0
July 25, 2036	0	0	0	0	0
July 25, 2037	0	0	0	0	0

Weighted Average Life in Years (1)	13.92	3.42	1.54	1.06	0.79
Weighted Average Life in Years (1)(2)	13.88	3.38	1.52	1.06	0.79
_____________________
*If applicable, indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or the Certificate Insurer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See “Pooling and Servicing Agreement—Termination” in this free writing prospectus.

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding table, or to any other level, or that the actual weighted average life of the Offered Certificates will conform to any of the weighted average lives set forth in the immediately preceding table. Furthermore, the information contained in the table with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Offered Certificates

If the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero, the yield to maturity on the Class A Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by the Policy, Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class A Certificates. The initial undivided interests in the trust fund evidenced by the Class CE-1 Certificates are approximately 35.00%. Investors in the Offered Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this free writing prospectus under “Description of the Certificates—Allocation of Losses”, once Realized Losses have been allocated to the Offered Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Offered Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this free writing prospectus). However, Allocated Realized Loss Amounts may be paid to the holders of the Offered Certificates from amounts paid by the Certificate Insurer under the Policy, Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions”, “—The Financial Guaranty Insurance Policy” and “—The Interest Rate Swap Agreement” in this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

General

The ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2, Asset Backed Pass-Through Certificates will consist of five classes of certificates, designated as (i) the Class A Certificates; (ii) the Class CE-1 Certificates; (iii) the Class CE-2 Certificates (together with the Class CE-1 Certificates, the “Class CE Certificates”); (iv) the Class P Certificates; and (v) the Class R Certificates (also referred to in this free writing prospectus as the “Residual Certificates”). Only the Class A Certificates are offered by this free writing prospectus and are referred to herein as either the “Offered Certificates” or the “Class A Certificates”.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in August 2007 to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Offered Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, second lien, fixed-rate Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $196,525,112, subject to a permitted variance of plus or minus 10%.

The Offered Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this free writing prospectus. The Pass-Through Rate on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rate” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately 65.00% in the trust fund and the Class CE-1 Certificates evidence an initial undivided interest of approximately 35.00% in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Certificate Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Pass-Through Rate

The pass-through rate (the “Pass-Through Rate”) on the Class A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____% in the case of each Distribution Date through and including the first Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus _____%, in the case of any Distribution Date thereafter and (ii) the Net WAC Pass-Through Rate for the Distribution Date.

Glossary

“Administration Fee Rate”: With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the rate at which the fee payable to the Master Servicer is calculated and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated.

“Allocated Realized Loss Amount”: The Allocated Realized Loss Amount with respect to Offered Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to the Offered Certificates on the Distribution Date and any Allocated Realized Loss Amount remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Insurer”: Assured Guaranty Corp.

“Certificate Principal Balance”: The Certificate Principal Balance of a Class A Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of the Class A Certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance thereof, as described under “Description of the Certificates - Allocation of Losses” in this free writing prospectus and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to the Class A Certificates and (ii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this free writing prospectus. The Certificate Principal Balance of the Class CE-1 Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Class A Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

“Charged Off Mortgage Loan”: A Charged Off Mortgage Loan is a defaulted Mortgage Loan that the related Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent, provided that such Mortgage Loan is not a Liquidated Mortgage Loan and provided further, that the related Servicer for such Mortgage Loan has determined, based on a broker's price opinion and other relevant considerations, that no significant Subsequent Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or that the potential Subsequent Recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Class A Certificates on the Distribution Date.

“Delinquency Percentage”: The Delinquency Percentage with respect to any Distribution Date is the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more using the OTS Method (including (i) Mortgage Loans in foreclosure, (ii) Mortgage Loans with respect to which the related Mortgaged Properties have been converted to REO Properties, (iii) Mortgage Loans discharged due to bankruptcy and (iv) any Mortgage Loan that has been modified for the 12-month period following the modification of such Mortgage Loan and thereafter until such Mortgage Loan becomes current under the terms of the Mortgage Loan as modified) by (y) the aggregate principal balance of all of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Insurance Agreement”: As defined under the section entitled “Description of the Certificates—The Financial Guaranty Insurance Policy” in this free writing prospectus.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to the Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for the Offered Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the Offered Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the Pass-Through Rate on the Offered Certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for the Offered Certificates on any Distribution Date is that portion of the Available Distribution Amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance immediately prior to the Distribution Date at the Pass-Through Rate reduced (to an amount not less than zero), by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans minus any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Liquidated Mortgage Loan”: A Liquidated Mortgage Loan is a Mortgage Loan that was liquidated and for which the related Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount (which shall equal zero on and after the Optional Termination Date) and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for such Distribution Date of the Senior Interest Distribution Amount, the Principal Remittance Amount and any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider, the premium payable to the Certificate Insurer and any reimbursements payable to the Certificate Insurer for such Distribution Date.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) twelve and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related Due Period minus the fees payable to the Servicers, the Master Servicer and the Credit Risk Manager for such Distribution Date, the premium payable to the Certificate Insurer for such Distribution Date and any Net Swap Payment payable to the Swap Provider and Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date) after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

“Net WAC Rate Carryover Amount”: With respect to the Offered Certificates and any Distribution Date on which the Pass-Through Rate is limited to the Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest the Offered Certificates would have been entitled to receive on such Distribution Date had the Net WAC Pass-Through Rate not been applicable on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

“OTS Method”: The Office of Thrift Supervision (OTS) Delinquency Calculation Method, pursuant to which a Mortgage Loan is considered delinquent if a monthly payment has not been received by the close of business on such Mortgage Loan's Due Date in the following month. By way of example, a Mortgage Loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment due on July 1 by the close of business on August 1. Such loan will be reported as current at the end of July and on the August statement to investors and will not be reported as delinquent until the end of August and on the September statement to investors.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates and Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the Offered Certificates to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero (i) when a Trigger Event is in effect and (ii) on and after the Optional Termination Date.

“Policy”: The financial guaranty insurance policy provided by the Certificate Insurer with respect to the Class A Certificates.

“Premium”: The premium payable to the Certificate Insurer under the Policy.

“Prepayment Period”: With respect to each Distribution Date and the Mortgage Loans serviced by (i) GMAC Mortgage, LLC, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or with respect to the first Distribution Date, the Cut-off Date) and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs, and (ii) Ocwen Loan Servicing, LLC (a) with respect to principal prepayments in full, the period from the sixteenth (16th) day of the month immediately preceding the Distribution Date (or with respect to the first Distribution Date, the Cut-off Date) to the fifteenth (15th) day of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date will be that portion of the Available Distribution Amount equal to the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, to the extent received or advanced on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the immediately preceding calendar month; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and Subsequent Recoveries received during the related Prepayment Period and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date minus (vi) any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator to the extent not paid from interest. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Realized Loss”: A Realized Loss is equal to (i) with respect to a Liquidated Mortgage Loan, the unpaid principal balance of such Liquidated Mortgage Loan, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related Mortgage Loan was finally liquidated, less any liquidation proceeds received on such Liquidated Mortgage Loan (net of amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) and (ii) with respect to a Charged Off Mortgage Loan, the unpaid principal balance of such Charged Off Mortgage Loan, plus interest thereon from the date on which interest was last paid by the related mortgagor through the last day of the month in which the related Mortgage Loan was charged off, plus amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees.

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) a percentage ranging from 34.00% to 36.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this free writing prospectus.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received or advanced, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, to the extent received or advanced; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for such Distribution Date and the Interest Carry Forward Amount, if any, for such Distribution Date.

“Servicer Remittance Date”: With respect to any Distribution Date and the Mortgage Loans serviced by GMAC Mortgage, LLC, by 12:00 p.m. New York time on the 18th day of the month in which such Distribution Date occurs; provided that if such 18th day of a given month is not a Business Day, the Servicer Remittance Date for such month shall be the Business Day immediately preceding such 18th day.

With respect to any Distribution Date and the Mortgage Loans serviced by Ocwen Loan Servicing, LLC, by 12:00 p.m. New York time on the 22nd day of each month; provided that if the 22nd day of a given month is not a business day, the Servicer Remittance Date shall be the immediately preceding business day.

“Stepdown Date”: The Stepdown Date is the later to occur of (x) the Distribution Date occurring in August 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount on the Distribution Date), is greater than or equal to a percentage ranging from 68.00% to 72.00%.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss (i) with respect to a Charged Off Loan, after such Mortgage Loan has been charged off by the related Servicer or (ii) with respect to a Liquidated Mortgage Loan, after the liquidation or disposition of such defaulted Mortgage Loan, in each case net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if either (x) the Delinquency Percentage exceeds a percentage ranging from 8.00% to 10.00% with respect to such Distribution Date or (y) the aggregate amount of Realized Losses (including any principal amounts that have been forgiven in respect of modifications to any Mortgage Loans) incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Range of Percentages
August 2009 to July 2010	a percentage ranging from 6.00% to 7.00% plus 1/12 of 3.00% for each month thereafter
August 2010 to July 2011	a percentage ranging from 9.00% to 10.00% plus 1/12 of 3.00% for each month thereafter
August 2011 to July 2012	a percentage ranging from 12.00% to 13.00% plus 1/12 of 2.00% for each month thereafter
August 2012 to July 2013	a percentage ranging from 14.00% to 15.00% plus 1/12 of 2.00% for each month thereafter
August 2013 and thereafter	a percentage ranging from 16.00% to 17.00%

The Trigger Event may be amended to change the calculation of delinquencies and Realized Losses for purposes of this definition without consent of the related certificateholders, provided that, a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related certificates and provided that the prior written consent of the Certificate Insurer shall have been obtained.

The Cap Agreement

HSBC Bank USA, National Association as trustee will enter into an interest rate cap agreement (the “Cap Agreement”) with a cap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least “Aa3” by Moody’s, or if the Cap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Cap Provider”). The Trustee will appoint the Securities Administrator to receive and distribute funds in respect of the Cap Agreement on behalf of the trust. For the avoidance of doubt, the Cap Agreement will not be an asset of any REMIC. Under the Cap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2007 and terminating immediately following the Distribution Date in January 2008, the Cap Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Cap Agreement for the related calculation period (as defined in the Cap Agreement) over (ii) the strike rate for such Distribution Date set forth in the Cap Agreement, (y) the Cap Agreement Notional Amount (as defined below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Cap Agreement Notional Amount for each Distribution Date will be equal to the lesser of (x) the aggregate principal balance of the Mortgage Loans at the beginning of Due Period in which the related calculation period (as defined in the Cap Agreement) begins and (y) Cap Agreement Calculation Amount set forth in the Cap Agreement for such Distribution Date (such lesser amount, the “Cap Agreement Notional Amount”).

The Cap Agreement will terminate following the Distribution Date in January 2008, unless terminated earlier upon the occurrence of a Cap Agreement Event of Default, a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, each as defined below.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreement exceed the amount of the Net WAC Rate Carryover Amounts payable to the Offered Certificates for such Distribution Date, such excess will be distributed to the Class CE-1 Certificates.

The obligations of the Cap Provider to pay specified amounts due under the Cap Agreement (other than Cap Agreement Termination Payments (as defined below)) will generally be subject to the following conditions precedent: (1) no Cap Agreement Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Agreement Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Cap Agreement) has occurred or been effectively designated with respect to the Cap Agreement.

Events of default under the Cap Agreement (each a “Cap Agreement Event of Default”) include the following:
payment as required under the terms of the Cap Agreement,

•	failure by the Cap Provider to comply with or perform certain agreements or obligations as required under the terms of the Cap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Cap Agreement,

•	certain representations by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Cap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Trustee and the Cap Provider and specified for this purpose in the Cap Agreement,

•	cross-default by the Cap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Cap Agreement,

•	certain insolvency or bankruptcy events, and

•	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Cap Agreement,

each as further described in the Cap Agreement.

Termination events under the Cap Agreement (each a “Cap Agreement Termination Event”) include the following:
•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Agreement),

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement, as a result of a change in tax law or certain similar events), and

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement as a result of a merger or similar transaction),

each as further described in the Cap Agreement.

Additional termination events under the Cap Agreement (each a “Cap Agreement Additional Termination Event”), include the following:

•
failure of the Cap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Cap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Cap Agreement,

•
failure of the Cap Provider to comply with the Regulation AB provisions of the Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Cap Agreement), and

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

each as further described in the Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Cap Agreement, the Cap Provider may be required, at its own expense and in accordance with the requirements of a Cap Agreement, to do one or more of the following: (1) obtain a substitute Cap Agreement provider, or (2) establish any other arrangement as may be specified for such purpose in the Cap Agreement.

After the Closing Date, to the extent provided for in the Cap Agreement, the Cap Provider may transfer its rights and obligations under the Cap Agreement without the consent of the other party, if certain conditions specified in the Cap Agreement are specified.

Upon the occurrence of a Cap Agreement Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Agreement Termination Event or a Cap Agreement Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Cap Agreement, and will occur only upon notice (including in some circumstances, notice to rating agencies), and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Cap Agreement. The occurrence of an Early Termination Date under the Cap Agreement will constitute a “Cap Agreement Early Termination.”

Upon a Cap Agreement Early Termination, the Cap Provider may be liable to make a termination payment (the “Cap Agreement Termination Payment”) to the Securities Administrator (regardless, if applicable, of which of the parties has caused the termination). The Cap Agreement Termination Payment will be based on the value of Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement.

Upon a Cap Agreement Early Termination other than in connection with the optional termination of the trust, the Securities Administrator, pursuant to the pooling and servicing agreement, will use reasonable efforts, at the direction of the depositor, to appoint a successor cap provider to enter into a new cap agreement on terms substantially similar to the Cap Agreement, with a successor cap provider meeting all applicable eligibility requirements. The Securities Administrator will apply any Cap Agreement Termination Payment received from the original Cap Provider in connection with such Cap Agreement Early Termination to the upfront payment required to appoint the successor cap provider. If the Securities Administrator is unable to appoint a successor cap provider within 30 days of the Cap Agreement Early Termination, then the Securities Administrator will deposit any Cap Termination Payment received from the original Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Securities Administrator by the original Cap Provider calculated in accordance with the terms of the original Cap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement.

Upon a Cap Agreement Early Termination in connection with the Optional Termination relating to the Mortgage Loans, if the Securities Administrator receives a Cap Agreement Termination Payment from the Cap Provider, such Cap Agreement Termination Payment generally will be available for distribution in accordance with the terms of the Pooling and Servicing Agreement.

The significance percentage of the Cap Agreement and the Interest Rate Swap Agreement, individually and in combination, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Cap Agreement and the Interest Rate Swap Agreement will provide that the Cap Provider and Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Cap Agreement and the Interest Rate Swap Agreement, individually or in combination, is equal to or greater than 10%.

The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

The Interest Rate Swap Agreement

HSBC Bank USA, National Association as trustee (the “Supplemental Interest Trust Trustee”) on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”), with a swap provider that has, to the extent that it is rated by each of the following rating agencies (i) a long-term credit rating of not less than A+ from S&P and (ii) a long-term credit rating or other similar rating of at least “Aa3” by Moody’s, or if the Swap Provider has both a long-term credit rating and a short-term credit rating from Moody’s, a long-term credit rating of not less than A2 by Moody’s or a short-term rating of not less than P-1 from Moody’s (the “Swap Provider”). The Interest Rate Swap Agreement will be held in the Supplemental Interest Trust. The Supplemental Interest Trust Trustee will appoint the Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On each Distribution Date, the Securities Administrator will deposit into an account held in the Supplemental Interest Trust (the “Derivative Account”), certain amounts, if any, received from the Swap Provider. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, and the Derivative Account will not be assets of any REMIC.

Pursuant to the Interest Rate Swap Agreement, on or before each Distribution Date commencing on the Distribution Date occurring in February 2008 and terminating immediately following the Distribution Date in July 2012 (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) a fixed rate equal to ___% per annum, (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement and (z) a fraction, the numerator of which is 30, and the denominator of which is 360; and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Certificate Insurer, a floating amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the final prospectus supplement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date, and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount for that Distribution Date. For each Distribution Date in respect of which the Securities Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount prior to distributions to the certificateholders.

The Swap Notional Amount for each Distribution Date, commencing with the Distribution Date in February 2008, will be equal to the lesser of (i) the Certificate Principal Balance of the Class A Certificates and (ii) an amount set forth on a schedule in the Interest Rate Swap Agreement for such Distribution Date (the “Swap Notional Amount”). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in July 2012, unless terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event (each as defined below).

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default, will have occurred and be continuing with respect to the other party and (2) no “Early Termination Date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction);

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•      failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•      occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

•	amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

After the Closing Date, to the extent provided for in the Interest Rate Swap Agreement, the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Swap Agreement are specified.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Securities Administrator (on behalf of the Supplemental Interest Trust) or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Securities Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to make such payment on the related distribution date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders. In the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Offered Certificates to the extent described in the pooling and servicing agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Securities Administrator will use reasonable efforts to appoint a successor swap provider and to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Securities Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Securities Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Securities Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Securities Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the pooling and servicing agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Securities Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Securities Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available for distribution in accordance with the terms of the pooling and servicing agreement.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The significance percentage of the Cap Agreement and the Interest Rate Swap Agreement, individually and in combination, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. The Cap Agreement and the Interest Rate Swap Agreement will provide that the Cap Provider and Swap Provider may be replaced in certain circumstances, including if the significance percentage of the Cap Agreement and the Interest Rate Swap Agreement, individually or in combination, is equal to or greater than 10%.

On each Distribution Date commencing on the Distribution Date occurring in February 2008 and ending immediately following the Distribution Date in July 2012, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this free writing prospectus, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date in the following order of priority:

first, to the Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

second, to the Certificate Insurer, any unreimbursed interest payments made under the Policy, together with any interest thereon, if applicable; provided, however, that if the Certificate Insurer has failed to make a required payment under the Policy, reimbursement to the Certificate Insurer pursuant to this clause will be made after Allocated Realized Loss Amounts are reimbursed to the Class A Certificates;

third, to the holders of the Class A Certificates, in an amount necessary to maintain or restore the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

fourth, to the Class A Certificates, any unreimbursed Allocated Realized Loss Amount, to the extent remaining undistributed after distribution of the Net Monthly Excess Cashflow;

fifth, to the Certificate Insurer, any unreimbursed principal payments made under the Policy, together with any interest thereon, if applicable;

sixth, to the Class A Certificates, the Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of amounts received by the Securities Administrator in respect of the Net Monthly Excess Cashflow on deposit in the Reserve Fund; and

seventh, to the Class CE-1 Certificates, any remaining amounts.

Amounts payable by the trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Offered Certificates. On or before each Distribution Date commencing on the Distribution Date occurring in February 2008, such amounts will be distributed by the trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

(i) first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date,

(ii) second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator); and

(iii) third, from Net Monthly Excess Cashflow deposited into the Supplemental Interest Trust pursuant to clause eighth under “—Overcollateralization Provisions”, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement.

The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

Interest Distributions on the Certificates

Holders of the Class A Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof at the then-applicable Pass-Through Rate thereon, in the priorities set forth below.

On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

first, to the Certificate Insurer, the Premium for such Distribution Date and any Premium remaining unpaid from prior Distribution Dates, together with interest thereon;

second, commencing on the Distribution Date occurring in February 2008, to the Supplemental Interest Trust, any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

third, to the holders of the Class A Certificates, the Senior Interest Distribution Amount;

fourth, to the Certificate Insurer, any reimbursement amounts owed to the Certificate Insurer under the Insurance Agreement and the Policy, including any interest thereon; and

fifth, any such Interest Remittance Amount remaining after application pursuant to clauses first through fourth above, will be applied as part of Net Monthly Excess Cashflow for such Distribution Date, as described under “—Overcollateralization Provisions” in this free writing prospectus.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer will be allocated first, to Net Monthly Excess Cashflow and payments received under the Interest Rate Swap Agreement according to the priorities set forth under “Description of the Certificates—The Interest Rate Swap Agreement” and “—Overcollateralization Provisions” in this free writing prospectus, and second, to the Class A Certificates. The holders of the Class A Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this free writing prospectus.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on the Class A Certificates will result and payments of Interest Carry Forward Amounts to such Class A Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, will be distributed as part of the Senior Interest Distribution Amount on each Distribution Date.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Reuters Screen LIBOR01 Page (as defined in this free writing prospectus) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined in this free writing prospectus) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined in this free writing prospectus).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Certificates

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Class A Certificates. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates.

On each Distribution Date, distributions in respect of principal to the extent of the Principal Distribution Amount will be made in the following amounts and order of priority:

first, commencing on the Distribution Date occurring in February 2008, to the Supplemental Interest Trust, an amount equal any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the holders of the Class A Certificates, until the Certificate Principal Balance of the Class A Certificates has been reduced to zero; and

third, to the Certificate Insurer, (i) the amount owing to the Certificate Insurer under the Insurance Agreement for the Premium and (ii) any reimbursement amounts owed to the Certificate Insurer under the Insurance Agreement or the Policy, together, in each case, with interest thereon and in each case, to the extent not paid from the Interest Remittance Amount on such Distribution Date.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while any of the Class A Certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

Item	Fee or Expense	Paid To	Paid From	Frequency
Servicing Fee(1)	0.5000% per annum of the Scheduled Principal Balance of each related Mortgage Loan	The related Servicer	Mortgage Loan interest collections on the related Mortgage Loans	Monthly

Master Servicing Fee(2)	0.0400% per annum of the Scheduled Principal Balance of each Mortgage Loan	Master Servicer	Mortgage Loan interest collections	Monthly

Item	Fee or Expense	Paid To	Paid From	Frequency
Credit Risk Manager Fee(3)	0.0135% per annum of the Scheduled Principal Balance of each Mortgage Loan	Credit Risk Manager	Mortgage Loan interest collections	Monthly

Certificate Insurer Premium
A monthly premium equal to 0.3200% per annum calculated on an 30/360 basis, on the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date
		Certificate Insurer	Withdrawn from amounts on deposit in the Distribution Account, before distributions to Certificateholders.	Monthly

P&I Advances and Servicing Advances	To the extent of funds available, the amount of any advances and servicing advances	The related Servicer or Master Servicer, as applicable
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds, repurchase proceeds for that Mortgage Loan or, with respect to P&I Advances, funds held for future distribution
Time to Time

Nonrecoverable Advances and Servicing Advances	The amount of any advances and servicing advances deemed nonrecoverable	The related Servicer or Master Servicer, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Reimbursement for certain expenses, costs and liabilities incurred by the related Servicer, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer or the Depositor in connection with any legal action relating to the pooling and servicing agreement or the certificates (4)
	The amount of the expenses, costs and liabilities incurred	The related Servicer, Master Servicer, Securities Administrator, Sponsor, the Certificate Insurer or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Item	Fee or Expense	Paid To	Paid From	Frequency
Indemnification expenses	Amounts for which the Sponsor, the related Servicer, the Master Servicer, the Securities Administrator and the Depositor are entitled to indemnification (5)	The related Servicer, Master Servicer, Securities Administrator Sponsor or Depositor, as applicable	All collections on the Mortgage Loans (or, in the case of a Servicer, the related Mortgage Loans)	Time to Time

Indemnification expenses	Amounts for which the Trustee or a Custodian is entitled to indemnification(5) (6)	Trustee or related Custodian, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any amounts payable by the Trustee or Master Servicer for recording of assignments of mortgages to the extent not paid by the Servicer	The amounts paid by the Trustee or Master Servicer	Trustee or Master Servicer	All collections on the Mortgage Loans	Time to Time

Reimbursement for costs associated with the transfer of servicing or master servicing in the event of termination of the Master Servicer or a Servicer
The amount of costs incurred by the Master Servicer or the Trustee in connection with the transfer of servicing to the Master Servicer or a successor servicer or by the Trustee in the event of termination the Master Servicer, to the extent not paid by the terminated Servicer or Master Servicer
		Trustee or Master Servicer, as applicable	All collections on the Mortgage Loans	Time to Time

Reimbursement for any expenses incurred by the Trustee or Securities Administrator in connection with a tax audit of the trust	The amount incurred by the Trustee or Securities Administrator in connection with a tax audit of the trust	Trustee and Securities Administrator	All collections on the Mortgage Loans	Time to Time
____________________________
(1)
The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders. For so long as Ocwen Loan Servicing, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.32% of the servicing fee will be paid to Ocwen Loan Servicing, LLC and 0.18% of the servicing fee will be paid to the holder of the Class CE-2 Certificate. For so long as GMAC Mortgage, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.34% of the servicing fee will be paid to GMAC Mortgage, LLC and 0.16% of the servicing fee will be paid to the holder of the Class CE-2 Certificate

(2)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.
(3)	The credit risk manager fee is paid on a first priority basis from collection allocable to interest on the Mortgage Loans, prior to distributions to Certificateholders.
(4)	The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.
(5)
Any indemnification expenses will be subject to an aggregate annual cap of $500,000 (provided that any amounts in excess of the annual cap may be carried forward to the any subsequent year(s) until paid in full) to be allocated among certain transaction parties in accordance with the provisions of the Pooling and Servicing Agreement. See “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

(6)	See “The Trustee“ and “The Securities Administrator, The Master Servicer and The Custodians” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates and the Certificate Insurer consists of overcollateralization, as described below.

Overcollateralization Provisions

The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate, the premium payable to the Certificate Insurer and the amount, expressed as a per annum rate, of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the Offered Certificates, but only to the limited extent described in this section.

With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause third below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the Certificate Insurer, any amounts paid under the Policy to the extent not previously reimbursed, together with interest thereon, if applicable, plus any amounts owing to the Certificate Insurer pursuant to the Insurance Agreement, to the extent not previously reimbursed, together with interest thereon, if applicable;

second, to the holders of the Class A Certificates, in an amount equal to the Senior Interest Distribution Amount remaining undistributed;

third, to the holders of the Class A Certificates, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders, to be paid as part of the Principal Distribution Amount;

fourth, to the holders of the Class A Certificates, in an amount equal to the Allocated Realized Loss Amount;

fifth, to the holders of the Class A Certificates, in an amount equal to any Net WAC Rate Carryover Amounts;

sixth, to the holders of the Class A Certificates, in an amount equal to any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

seventh, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Class A Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Agreement since the prior Distribution Date and any amounts in the Reserve Fund that were not distributed on prior Distribution Dates;

eighth, commencing on the Distribution Date occurring in February 2008, to the Securities Administrator on behalf of the Supplemental Interest Trust for payment to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

ninth, to the holders of the Class P Certificates and Class CE-1 Certificates as provided in the Pooling and Servicing Agreement; provided, however, that the Certificate Principal Balance of the Class P Certificates will not be reduced until the Distribution Date following the expiration of the latest prepayment charge term with respect to the Mortgage Loans; and

tenth, to the holders of the Residual Certificates, any remaining amounts.

On each Distribution Date, the Securities Administrator will deposit all amounts received with respect to the Cap Agreement in the Reserve Fund. On each Distribution Date, after making the distributions required under “Interest Distributions on the Certificates”, “Principal Distributions on the Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein (which shall include any payments received under the Cap Agreement) and distribute such amounts to the Class A Certificates in respect of any Net WAC Rate Carryover Amounts.

If, on any Distribution Date, the payments received by the Securities Administrator under the Cap Agreement exceed the amount of the Net WAC Rate Carryover Amounts payable to the Offered Certificates for such Distribution Date, such excess will be distributed to the Class CE-1 Certificates.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Class A Certificates and Class P Certificates by an amount equal to approximately $68,784,012 (subject to a permitted variance of plus or minus 10%), which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 35.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.” In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately 70.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to the product (a) 0.50% and (b) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On and after the Stepdown Date and if a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed pursuant to the priorities set forth above. Notwithstanding the foregoing, with respect to any Distribution Date on or after the Optional Termination Date, the Required Overcollateralization Amount for such Distribution Date and each Distribution Date thereafter will be equal to the greater of (i) the Required Overcollateralization Amount for the Distribution Date immediately preceding the Optional Termination date and (ii) approximately 70.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to the product (a) 0.50% and (b) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

The Class P Certificates

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class P Certificates.

On the Distribution Date occurring after the expiration of the latest Prepayment Charge term on the Mortgage Loans, the Securities Administrator shall make a payment of principal to the Class P Certificates in reduction of the Certificate Principal Balance thereof from Net Monthly Excess Cashflow pursuant to clause eighth under “Description of the Certificates—Overcollateralization Provisions” above.

Allocation of Losses

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan. With respect to any defaulted Mortgage Loan that is charged off, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, plus interest thereon from the date on which interest was last paid through the last day of the month in which the related Mortgage Loan was charged off, plus amounts reimbursable to the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees. The amount of loss realized and any Bankruptcy Losses are referred to in this free writing prospectus as “Realized Losses.” In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the related Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the related Servicer or the Master Servicer out of any funds in the collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of the Offered Certificates on any Distribution Date.

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement and available for that purpose, second, to the Class CE-1 Certificates and third, to the Class A Certificates until the Certificate Principal Balance of the Class A Certificates has been reduced to zero. Realized Losses allocated to the Class A Certificates will be reimbursed first, from Net Monthly Excess Cashflow, second, from Net Swap Payments received from the Swap Provider and third, from payments made under the Policy (subject to the terms thereof).

Except as described below, once Realized Losses have been allocated to the Class A Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Class A Certificates from Net Monthly Excess Cashflow, from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement” above and from payments made under the Policy (subject to the terms thereof).

Any allocation of a Realized Loss to a Class A Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of the Class A Certificates be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow, from amounts on deposit in the Supplemental Interest Trust and from payments made under the Policy (subject to the terms thereof).

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this free writing prospectus and the Certificate Principal Balance of the Class A Certificates that has been reduced by the allocation of a Realized Loss will be increased by the amount of such Subsequent Recoveries but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance, and only to the extent that the Class A Certificates have not been reimbursed for such Allocated Realized Loss Amounts (or any portion thereof) from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions”, from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus and from payments made under the Policy. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

The Financial Guaranty Insurance Policy

The Certificate Insurer has made a commitment to issue a financial guaranty insurance policy (the “Policy”) for the benefit of the holders of the Class A Certificates. The Policy will be issued by the Certificate Insurer by the Closing Date pursuant to the Insurance Agreement (the “Insurance Agreement”) to be dated as of the Closing Date, among the Certificate Insurer, the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy and the definitions included in this section.

The Certificate Insurer, in consideration of the payment of the premium and on the terms and subject to the conditions of the Policy (which includes the endorsement thereto), unconditionally and irrevocably agrees to pay to the Securities Administrator on behalf of the Trustee, for the benefit of the holders of the Class A Certificates, that portion of the Insured Amounts which shall become Due for Payment during the Term of the Policy but shall be unpaid by reason of Nonpayment.
The Securities Administrator on behalf of the Beneficiary may make a claim under the Policy for the amount of any Deficiency Amount by executing and delivering, or causing to be executed and delivered, to the Certificate Insurer a Notice of Claim, with appropriate insertions. Such Notice of Claim, when so completed and delivered, shall constitute proof of a claim under the Policy when Received by the Certificate Insurer.

In the event that any amount shall be received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary in respect of a Deficiency Amount forming the basis of a claim specified in a Notice of Claim submitted under the Policy, which amount had not been received when the Notice of Claim was prepared but which is received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary prior to the receipt of payment from the Certificate Insurer as contemplated by the Policy (any such amount, a “Recovery”), the Securities Administrator on behalf of the Beneficiary immediately shall so notify the Certificate Insurer (which notice shall include the amount of any such Recovery). The fact that a Recovery has been received by the Securities Administrator on behalf of the Beneficiary or by the Beneficiary shall be deemed to be incorporated in the applicable Notice of Claim as of the date such Notice of Claim originally was prepared, without necessity of any action on the part of any Person, and the Certificate Insurer shall pay the amount of the claim specified in the Notice of Claim as herein provided, net of the Recovery.

The Certificate Insurer will pay each Insured Amount that constitutes a Deficiency Amount to the Securities Administrator on behalf of the Beneficiary, on the later of (i) the Distribution Date on which such Deficiency Amount becomes Due for Payment or (ii) the second Business Day following Receipt by the Certificate Insurer of a Notice of Claim as specified in the Policy.

The Certificate Insurer will pay each Insured Amount that constitutes a Preference Amount on the later of (i) the date on which such Preference Amount is due to be paid pursuant to an applicable Order or (ii) the fourth Business Day following Receipt by the Certificate Insurer from the Securities Administrator on behalf of the Beneficiary of (a) a certified copy of such Order, (b) an opinion of counsel satisfactory to the Certificate Insurer that such Order is final and not subject to appeal, (c) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Beneficiary, irrevocably assigning to the Certificate Insurer all rights and claims of the Beneficiary against the estate of the issuing entity or otherwise, which rights and claims relate to or arise under or with respect to the subject Preference Amount, and (d) a Notice of Claim appropriately completed and executed by the Securities Administrator on behalf of the Beneficiary. Such payment shall be disbursed to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Beneficiary or the Securities Administrator on behalf of the Beneficiary directly, unless the Securities Administrator on behalf of the Beneficiary has previously paid the Preference Amount over to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy, in which case the Certificate Insurer will pay the Securities Administrator on behalf of the Beneficiary subject to the delivery of (1) the items referred to in clauses (a), (b), (c) and (d) above to the Certificate Insurer, and (2) evidence satisfactory to the Certificate Insurer that payment has been made to such court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the related Order. The Certificate Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Class A Certificates prior to the time the Certificate Insurer would have been required to make a payment in respect of principal pursuant to the Policy.

The Certificate Insurer’s obligations under the Policy in respect of Insured Amounts shall be discharged to the extent that funds are transferred to the Securities Administrator on behalf of the Beneficiary (or in the case of a Preference Amount, to the court, receiver, conservator, administrator, debtor-in-possession or trustee in bankruptcy named in the Order as set forth in the Policy or if the Securities Administrator on behalf of the Beneficiary has previously paid the Preference Amount over to such parties, to the Securities Administrator on behalf of the Beneficiary) as provided in the Notice of Claim, whether or not such funds are properly applied by the Beneficiary or such other party.

For purposes of the Policy, a holder of the Class A Certificates does not and may not include any of the depositor, the master servicer, the servicers, the sponsor, the issuing entity, the Trustee, the Securities Administrator, the custodians, any subservicer retained by the master servicer, or any their respective affiliates.

No claim may be made under the Policy except by the Securities Administrator on behalf of the Beneficiary.

Upon and to the extent of, and with respect to, any payment by the Certificate Insurer under the Policy, the Certificate Insurer shall be considered the holder of the portion of insured obligation with respect to which the Certificate Insurer made payments under the Policy, and any appurtenant coupon thereto and right to payment of principal thereof or interest thereon, as applicable, and shall be fully subrogated to the Beneficiary’s and each Holder’s right, title and interest thereunder, including the right to receive payments in respect of that portion of the Insured Obligations, subject to, in the case of a payment made by the issuing entity, to the priority of payments in the pooling and servicing agreement. Any payment made by or on behalf of the issuing entity to, and any amounts received under the transaction documents for the benefit of, the holders of the Class A Certificates in respect of any Insured Amount forming the basis of a claim under the Policy (which claim shall have been paid by the Certificate Insurer) shall be received and held in trust for the benefit of the Certificate Insurer and shall be paid over to the Certificate Insurer in accordance with the pooling and servicing agreement and the Insurance Agreement. The Beneficiary, the Securities Administrator and each Holder shall cooperate in all reasonable respects, at the expense of the Certificate Insurer, with any request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights and remedies in respect of the Issuing Entity under the Insured Obligations, any related security arrangements or otherwise, including, without limitation, any request to (i) institute or participate in any suit, action or other proceeding, (ii) enforce any judgment obtained and collect from the Issuing Entity, the Securities Administrator or the Beneficiary any amounts adjudged due or (iii) transfer to the Certificate Insurer, via absolute legal assignment, the Beneficiary’s, the Securities Administrator’s or such Holder’s rights in respect of any Insured Amount which may form the basis of a claim under the Policy.

The Policy does not cover payment of Net WAC Rate Carryover Amounts nor does it cover shortfalls resulting from application of the Servicemembers Civil Relief Act, Prepayment Interest Shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities) nor does the Policy guarantee to the holders of the Class A Certificates any particular rate of principal payment.

The aggregate Deficiency Amount which may be paid under the Policy shall not exceed the Maximum Insured Amount.

In the event the Certificate Insurer is required under law to deduct or withhold any tax or similar charge from or in respect of any amount payable under or in respect of the Policy, the Certificate Insurer will make all such deductions and withholdings and pay the full amount deducted or withheld to the relevant taxation authority in accordance with law, but the Certificate Insurer will not “gross-up” or otherwise pay additional amounts in respect of such taxes, and the Certificate Insurer’s payments to the Securities Administrator on behalf of the Beneficiary or the court, receiver, conservator, administrator, debtor-in¬possession or trustee in bankruptcy named in the Order relating to a Preference Amount, as the case may be, will be amounts that are net of such deductions or withholdings.

As used in the Policy and the above description of the Policy, the following capitalized terms will have the following meanings:

“Beneficiary” means the Trustee, on behalf of, and for the benefit of, the holders of the Class A Certificates.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any other day on which the New York Stock Exchange or the Federal Reserve is closed or on which banking institutions in the City of New York, the State of Maryland or the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located, are authorized or required by law, executive order or governmental decree to be closed, or (iii) a day on which the Certificate Insurer is closed.

“Deficiency Amount” means, with respect to the Class A Certificates, an amount equal to the sum of:

(1) with respect to any Distribution Date, any shortfall in the Available Distribution Amount, any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust and any other amounts available for the payment of accrued and unpaid interest on Class A Certificates on such Payment Date (subject to the limitations set forth in the Policy);

(2)  (a)   on the Final Distribution Date, the amount needed to pay the outstanding principal balance of the Class A Certificates (after giving effect to the payment of all amounts available to be paid on the Class A Certificates on that Distribution Date from all sources other than the Policy); and

(b) for any Distribution Date other than the Final Distribution Date, any Allocated Realized Loss Amounts allocable to the Class A Certificates;

provided, however, that “Deficiency Amount” shall not include any amounts available to be paid to the holders of the Class A Certificates which are not paid to the holders of the Class A Certificates solely as a result of failure by the Trustee or the Securities Administrator to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by reason of such a default. In addition, “Deficiency Amount” does not include Net WAC Rate Carryover Amounts, nor does it include shortfalls resulting from application of the Servicemembers Civil Relief Act, Prepayment Interest Shortfalls or any shortfall attributable to any taxes, withholding or other charges imposed by any governmental authority (including interest and penalties in respect of such liabilities).

“Due for Payment” means (i) with respect to current interest and principal shortfalls pursuant to clauses (1) and (2)(b) of the definition of “Deficiency Amount”, the Distribution Date on which such amounts are due and payable pursuant to the terms of the pooling and servicing agreement (without giving effect to any acceleration thereof), (ii) with respect to the unpaid principal balance of the Class A Certificates as of the Final Distribution Date, the Final Distribution Date, and (iii) with respect to a Preference Amount, the Business Day on which the documentation described herein has been Received by the Certificate Insurer.

“Final Distribution Date” means the Distribution Date occurring in May 2037.

“Insolvency Proceeding” means, with respect to any Person, the commencement after the Closing Date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the Closing Date, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent by any person, after the Closing Date, to the appointment of a trustee, conservator, administrator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to that person under Federal or state law or the applicable law of any other jurisdiction.

“Insured Amount” means, (i) with respect to any Distribution Date and the Class A Certificates, the Deficiency Amount for such Distribution Date and (ii) with respect to any other date, any Preference Amounts.

“Maximum Insured Amount” shall mean with respect to the Class A Certificates, $127,741,000 in respect of principal, plus interest thereon calculated at the applicable Pass-Through Rate therefor.

“Nonpayment” means, with respect to any Distribution Date, an Insured Amount is Due for Payment but the funds, if any, remitted to the Securities Administrator on behalf of the Beneficiary pursuant to the pooling and servicing agreement are insufficient for payment in full of such Insured Amount.

“Notice of Claim” means a notice of nonpayment and demand for payment of an Insured Amount in the form of Exhibit A to the Policy.

“Order” means a final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Issuing Entity, to the effect that the Beneficiary or a holder of the Class A Certificate is required to return or repay all or any portion of a Preference Amount.

“Preference Amount” means, with respect to the Class A Certificates, any payment of principal or interest previously distributed by or on behalf of the Issuing Entity to the Beneficiary or a Holder of the Class A Certificates, which would have been covered by the Policy as a Deficiency Amount if there had been a shortfall in funds available to make such payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from the Beneficiary or such holder pursuant to the United States Bankruptcy Code in accordance with an Order.

“Receipt” and “Received” means actual delivery to the Certificate Insurer prior to 12:00 NOON, New York City time, on a Business Day; provided, however, that delivery either on a day that is not a Business Day, or after 12:00 NOON, New York City time, on a Business Day, shall be deemed to be "Received" on the next succeeding Business Day. For purposes of this definition, “actual delivery” to the Certificate Insurer means (i) the delivery of the original Notice of Claim, notice or other applicable documentation to the Certificate Insurer at its address set forth in the Policy, or (ii) facsimile transmission of the original Notice of Claim, notice or other applicable documentation to the Certificate Insurer at its facsimile number set forth in the Policy. If presentation is made by facsimile transmission, the Securities Administrator on behalf of the Beneficiary, (i) promptly shall confirm transmission by telephone to the Certificate Insurer at its telephone number set forth in the Policy, and (ii) as soon as is reasonably practicable, shall deliver the original Notice of Claim, notice or other applicable documentation to the Certificate Insurer at its address set forth in the Policy. If any Notice of Claim, notice or other documentation actually delivered (or attempted to be delivered) under the Policy by the Securities Administrator on behalf of the Beneficiary, is not in proper form or is not properly completed, executed or delivered, or otherwise is insufficient for the purpose of making a claim under the Policy, “Receipt” by the Certificate Insurer shall be deemed not to have occurred, and the Certificate Insurer promptly shall so advise the Securities Administrator on behalf of the Beneficiary. In such case, the Securities Administrator on behalf of the Beneficiary, may submit an amended Notice of Claim, notice or other documentation, as the case may be, to the Certificate Insurer.

“Term of the Policy” means the period from and including the Closing Date to and including the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Class A Certificates have been paid in full and (ii) the Final Distribution Date; provided, however, that in the event that any amount with respect to any Deficiency Amount paid to the Securities Administrator on behalf of the Beneficiary pursuant to the pooling and servicing agreement during the Term of the Policy becomes a Preference Amount, the Certificate Insurer’s obligations with respect thereto shall remain in effect or shall be reinstated, as applicable, until payment in full by the Certificate Insurer pursuant to the terms hereof.

The Policy will be governed by and construed in accordance with the laws of the State of New York.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The Policy and the obligations of the Certificate Insurer thereunder shall terminate upon the expiration of the Term of the Policy. The Policy is non-cancelable for any reason. The premium on the Policy is not refundable for any reason. The Policy does not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Class A Certificate, other than at the sole option of the Certificate Insurer, nor against any risk other than Nonpayment, including the failure of the Trustee or the Securities Administrator to remit amounts received to the holders of the Class A Certificates and any shortfalls attributable to withholding or other taxes, including interest and penalties in respect of such liability.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each certificateholder, the Certificate Insurer and the Depositor a statement generally setting forth, among other information:

1. the applicable Interest Accrual Periods and general Distribution Dates;

2. the total cash flows received and the general sources thereof;

3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4. the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

5. the amount of such distribution to holders of the Offered Certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate;

6. the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the Offered Certificates (if any);

7. the Certificate Principal Balance of the Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

8. the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

9. the Pass-Through Rate for the Offered Certificates for such Distribution Date;

10. the aggregate amount of advances included in the distributions on the Distribution Date;

11. the number and aggregate principal balance of any Mortgage Loans (not including any Liquidated Mortgage Loans as of the end of the Prepayment Period) that were delinquent (exclusive of Mortgage Loans in foreclosure) using the OTS Method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13. with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

14. whether the Stepdown Date has occurred and whether a Trigger Event is in effect;

15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

16. the cumulative Realized Losses through the end of the preceding month;

17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans;

18. the amount of the Prepayment Charges remitted by the Servicer;

19. the amount of payments, if any, to the holders of the Class A Certificates provided under the Policy;

20. the amount of any cap payments payable to the trust by the Cap Provider; and

21. the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.

On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website at www.ctslink.com. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, as prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

THE ORIGINATORS

General

The principal originators of the Mortgage Loans are (i) db home lending, llc (formerly known as Chapel Funding, LLC), with respect to approximately 27.63% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) Home 123 Corporation, with respect to approximately 19.98% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (iii) Residential Funding Company, LLC, with respect to approximately 16.81% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (iv) M&T Bank, with respect to approximately 11.82% of the Mortgage Loans by aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated 10% or more of the Mortgage Loans, by aggregate outstanding principal balance as of the Cut-off Date.

Investors should note that on April 2, 2007, New Century Mortgage Corporation and its related entities, which include Home 123 Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

db home lending llc

The information set forth in the following paragraphs has been provided by db home lending llc (formerly known as Chapel Funding, LLC), referred to in this section as DB Home.

DB Home, a California limited liability company, is a mortgage finance company that originates and invests in one-to-four-family residential mortgage loans offered to borrowers with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers.

Chapel Funding, LLC was incorporated in April 2000 and commenced wholesale lending operations in April 2000. On September 8, 2006, Chapel Funding, LLC was acquired by db home lending holdings llc, a subsidiary of the Sponsor. Chapel Funding, LLC changed its name to db home lending llc., effective September 8, 2006.

DB Home operates its mortgage lending business through a network of approved mortgage lenders and brokers located in 36 states and the District of Columbia where DB Home is licensed, exempt or authorized to engage in its mortgage lending business.

DB Home currently outsources the servicing of all the loans it originates to third party servicers or sub-servicers. DB Home’s principal executive offices are located at 26521 Rancho Pkwy South, Lake Forest, California 92630, and its main telephone number is (949) 580-1800.

For a description of the underwriting guidelines applicable to the Mortgage Loans originated by DB Home and certain other information with respect to DB Home, see “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

For a description of DB Home’s affiliations, see “Affiliations, Relationships and Related Transactions”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at http://regab.db.com.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee, dated as of July 1, 2007 (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “Description of the Agreements — Amendment” in the prospectus.

The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 will consist of the Mortgage Loans and certain related assets.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2’s fiscal year end is December 31.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

After issuance and registration of the securities contemplated in this free writing prospectus, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

Through July 12, 2006, the Sponsor has purchased over $25 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A/Alt-B ARM	3,466	1,088,327,305	26,609	8,141,028,206
Alt-A/Alt-B Fixed	17,892	3,361,707,721	35,239	4,976,189,203
Scratch & Dent/Reperf	4,913	500,710,103	2,607	468,926,300
Seconds	5,227	258,281,341	36,822	2,082,515,320
SubPrime	71,747	13,066,859,416	96,052	18,022,392,642
Seasoned	1,827	165,210,069	----	----
TOTAL:	105,072	18,441,095,955	197,329	33,691,051,671

	July 12, 2007
Loan Type	Number	Total Portfolio of Loans ($)
Alt-A/Alt-B ARM	23,987	9,189,305,873
Alt-A/Alt-B Fixed	8,446	2,243,350,108
Scratch & Dent/Reperf	----	----
Seconds	10,254	566,490,497
SubPrime	36,499	6,902,269,021
Seasoned	----	----
TOTAL:	79,186	18,901,415,499

SERVICING OF THE MORTGAGE LOANS

General

Primary servicing of the Mortgage Loans will be provided by Ocwen Loan Servicing, LLC or its successor (“Ocwen” or a “Servicer”) with respect to approximately 34.20% of the Mortgage Loans and GMAC Mortgage, LLC (“GMAC” or a “Servicer”) with respect to approximately 65.80% of the Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date. Ocwen and GMAC will service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement. The Master Servicer will be required to monitor each Servicer’s performance under the Pooling and Servicing Agreement and, in the event of a default by a Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the related Servicer.

Ocwen Loan Servicing, LLC

The information set forth in the following paragraphs has been provided to the Depositor by Ocwen.

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida. OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of March 31, 2007, OCN had approximately $1.951 billion in assets, including $163.3 million of cash, approximately $1.379 billion in liabilities and approximately $569.9 million in equity. For the quarter ended March 31, 2007, OCN’s net income was approximately $12.4 million, as compared to approximately $16.5 million reported for the first quarter of 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings. Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc. On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.” Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of March 31, 2007, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $55.2 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of March 31, 2007

$30,551,242	$28,367,753	$37,424,696	$40,090,377	$42,886,857

Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)

	As of December 31, 2004				As of December 31, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	304,153	$37,424,696	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$1,127,427	4.73%	3.97%	15,854	$1,678,284	5.21%	4.48%
60-89 days	5,066	$515,826	2.13%	1.82%	7,701	$773,139	2.53%	2.07%
90 days or more	26,459	$2,545,313	11.12%	8.97%	34,669	$3,336,423	11.40%	8.92%
Total Delinquent Loans	42,776	$4,188,567	17.97%	14.77%	58,224	$5,787,845	19.14%	15.47%
Loans in Foreclosure(2)	9,599	$975,961	4.03%	3.44%	9,057	$924,118	2.98%	2.47%

	As of December 31, 2006				As of March 31, 2007
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	309,189	$40,090,377	100.00%	100.00%	309,143	$42,886,857	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,982	$1,976,214	5.17%	4.93%	14,632	$1,983,642	4.73%	4.63%
60-89 days	9,194	$1,155,946	2.97%	2.88%	8,685	$1,213,380	2.81%	2.83%
90 days or more	42,999	$5,029,667	13.91%	12.55%	45,748	$5,816,952	14.80%	13.56%
Total Delinquent Loans	68,175	$8,161,827	22.05%	20.36%	69,065	$9,013,974	22.34%	21.02%
Loans in Foreclosure(2)	13,385	$1,869,113	4.33%	4.66%	13,320	$2,104,118	4.31%	4.91%

(1) Includes 22,296 loans totaling $2,436,470 for March 31, 2007, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of March 31, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	237,985	$28,367,753	304,153	$37,424,696	309,189	$40,090,377	309,143	$42,886,857
Foreclosed Loans(1)	4,858	$439,890	4,475	$390,412	6,184	$679,960	7,089	$857,460
Foreclosure Ratio(2)	2.04%	1.55%	1.47%	1.04%	2.00%	1.70%	2.29%	2.00%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007

Total Portfolio(1)	$28,367,753	$37,424,696	$40,090,377	$42,886,857
Net Gains/(Losses)(2)(3)	$(348,145)	$(406,451)	$(443,631)	$(533,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.23)%	(1.09)%	(1.11)%	(1.24)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($157,379) as of March 31, 2007 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

GMAC Mortgage, LLC

General

The information set forth in the following paragraphs has been provided to the Depositor by GMAC Mortgage, LLC.

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.
Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the six months ended June 30, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,485,410	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$211,462	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	3.71%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	68,062	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$32,035	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(0.57)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	175,588	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,166	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(3.59)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	542,414	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,778	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	8.48%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,271,474	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	284,441	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	3.08%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

A loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

Servicing and Other Compensation and Payment of Expenses

The Servicers will provide customary servicing functions with respect to the Mortgage Loans. Among other things, each Servicer is obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, each Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement; provided, however, the Servicers will not be permitted to make any P&I Advances with respect to any Mortgage Loans that are 90 or more days delinquent (based on the OTS Method).

As to any Mortgage Loan that becomes 120 days delinquent, the Servicer of such Mortgage Loan will be required to obtain a broker’s price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker’s price opinion, the related Servicer will determine whether a significant Subsequent Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making P&I Advances, such Servicer will not be entitled to servicing fees (except as otherwise provided in the Pooling and Servicing Agreement) and the Mortgage Loan will be treated as a Charged Off Mortgage Loan giving rise to a Realized Loss.

Following a servicer event of default, the Sponsor has the right to transfer the servicing of the Mortgage Loans serviced by the Servicers to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and the Certificate Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See “Risk Factors—The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus.

In addition, the Sponsor has the right to hire a special servicer with respect to any Mortgage Loan which becomes 60 or more days delinquent after the Closing Date (calculated based on the OTS method as described under “The Mortgage Pool” in this free writing prospectus), subject to certain conditions set forth in the Pooling and Servicing Agreement, including payment of unreimbursed P&I Advances, servicing advances, servicing fees and applicable expenses of the related Servicer in connection with the transfer of such Mortgage Loans to a special servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any special servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and the Certificate Insurer and the receipt of confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses; provided, however, no such confirmation from the rating agencies will be required if the proposed special servicer is (a) (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) a servicer having a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch Ratings or a rating of at least “SQ2” by Moody’s, and (b) the proposed special servicer has a net worth of at least $25,000,000. See “Risk Factors—A transfer of servicing of certain of the Mortgage Loans may result in higher delinquencies and defaults which may adversely affect the yield on your certificates” in this free writing prospectus.

The principal compensation to be paid to each Servicer in respect of the servicing activities performed by such Servicer will be a servicing fee (the “Servicing Fee”), as set forth under “Description of the Certificates—Table of Fees and Expenses”, calculated using a per annum rate multiplied by the Scheduled Principal Balance of each Mortgage Loan serviced by such Servicer, in this free writing prospectus. Amounts collected or advanced in respect of interest on the Mortgage Loans each month will be remitted by the related Servicer to the Master Servicer net of the Servicing Fee payable to such Servicer for such month. The Servicer’s net compensation for performing the servicing activities will resemble that of a subservicer. Since the Servicing Fee payable to each Servicer is less than 1/12 of 0.50% multiplied by the Scheduled Principal Balance of each Mortgage Loan serviced by such Servicer, the amount of such excess Servicing Fee will be distributed to the Class CE-2 Certificateholder on each Distribution Date. If servicing is transferred from a Servicer to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to any successor to a Servicer shall be calculated using a per annum rate equal to 0.50%. Notwithstanding that the fee payable to each Servicer is based on a per annum rate that is less than 0.50%, the Servicers have agreed to service and administer the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

As additional servicing compensation, the Servicers are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any related escrow account.

The Servicers are entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Mortgage Loans. Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement. See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

Payments on Mortgage Loans; Deposits to Collection Account

Each Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders and the Certificate Insurer. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by a Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the related Servicer will deposit such amounts in the related Collection Account. Amounts so deposited by the Servicers may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in a Collection Account shall be for the benefit of the related Servicer.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders and the Certificate Insurer will be considered a Permitted Investment:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(vii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(viii)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(ix)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

Prepayment Interest Shortfalls and Compensating Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on such Mortgage Loans. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans serviced by such Servicer and received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month; provided, however that the obligation of the Servicers to remit the amount of any shortfall in interest resulting from a principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined in this free writing prospectus) payable to such Servicer for the related Due Period. The Servicers will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the compensation payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicers (“Compensating Interest”) or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates—Interest Distributions on the Certificates” and “— Overcollateralization Provisions” in this free writing prospectus. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Advances

Subject to the limitations set forth in the following paragraph, the Servicers will be obligated to advance or cause to be advanced on or before the related Servicer Remittance Date its own funds, or funds in the related Collection Account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the Servicing Fees). These advances are referred to in this free writing prospectus as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicers will not be permitted to make any P&I Advances with respect to (i) reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws or (ii) any loans that are 90 or more days delinquent (based on the OTS Method). All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances and servicing advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer or the Master Servicer out of any funds in the related Collection Account prior to the distributions on the certificates. In addition, Ocwen may, as provided in the Pooling and Servicing Agreement, withdraw from the Collection Account funds that are not included in the Available Distribution Amount for the Distribution Date to reimburse itself for outstanding P&I Advances; provided that such amounts used by Ocwen to reimburse itself for outstanding P&I Advances shall be replaced by Ocwen by deposit in the Collection Account no later than the Servicer Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. In the event that any Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the related Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In addition, investors should note that Ocwen and GMAC made servicing advances on the Mortgage Loans prior to the Cut-off Date in the amounts of approximately $556.78 and $191.21, respectively. Such servicing advances made in respect of any Mortgage Loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the related Collection Account prior to the distributions on the certificates.

In addition, each Servicer will be obligated to advance or cause to be advanced, from time to time, its own funds, or funds in the related Collection Account that are not included in the Available Distribution Amount for the Distribution Date, as servicing advances pursuant to the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicers will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the related Servicer determines that the advance would not be recoverable. In no event will the Servicers be obligated to advance the balloon payment due on any Balloon Loan.

Upon an Event of Default by a Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Sponsor (with the prior written consent of the Certificate Insurer) or the Certificate Insurer may terminate such Servicer and appoint a successor servicer. Such successor servicer must meet the requirements for successor servicers under the Pooling and Servicing Agreement (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement and the prior written consent of the Certificate Insurer).

The Pooling and Servicing Agreement also provides that the Servicers may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of such Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the related Servicer. The Pooling and Servicing Agreement also provides that a Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Modifications

In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the related Servicer to be in the best interest of the certificateholders and the Certificate Insurer, such Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, a Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following: any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan; all capitalizations are to be implemented in accordance with such Servicer’s standards and may be implemented only by such Servicer for that purpose; the final maturity of any Mortgage Loan will not be extended beyond the Assumed Final Distribution Date; and no servicing modification with respect to a Mortgage Loan will have the effect of reducing the Mortgage Rate below one half of the Mortgage Rate as in effect on the Cut off Date, but not less than the servicing fee rate. Pursuant to the terms of the Pooling and Servicing Agreement, unless a Mortgage Loan is in default or such default is reasonably foreseeable, no servicing modification with respect to a Mortgage Loan will have the effect of both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The Mortgage Rate and net Mortgage Rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this free writing prospectus) payable on the Offered Certificates will not be affected by the servicing modification.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator (with a copy delivered to the Certificate Insurer) a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Depositor (with a copy delivered to the Certificate Insurer), each year on or before the date set forth in the Pooling and Servicing Agreement, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the related Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under “The Securities Administrator, the Master Servicer and the Custodians” in this free writing prospectus. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

Wells Fargo Bank, National Association

General

The information set forth in the following six paragraphs has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator, Master Servicer and a Custodian under the Pooling and Servicing Agreement and the applicable custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Securities Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Securities Administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Custodian. Wells Fargo Bank is acting as a custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Approximately 76.10% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as trustee, Wells Fargo Bank, as a custodian, and the Servicers.

Deutsche Bank National Trust Company

General

The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company (“DBNTC”).

DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Approximately 23.90% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian and the Servicers.

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to one-twelfth of the product of 0.040% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. In addition, the Master Servicer will be entitled to any interest or other income earned on funds held in the Distribution Account.

In the event that a Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

The Distribution Account

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicers for distribution to certificateholders and the Certificate Insurer on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under “Servicing of the Mortgage Loans—Payments on Mortgage Loans; Deposits to Collection Account” in this free writing prospectus) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as Master Servicer under the Pooling and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Trustee and the Certificate Insurer; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Certificate Insurer an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement; and (iv) the prior written consent of the Certificate Insurer shall have been obtained, which consent shall not be unreasonably withheld. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

Indemnification

The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

The Custodians and any director, officer, employee or agent of the Custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

THE TRUSTEE

HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: CTLA - Structured Finance/ACE 2007-SL2 or at such other address as the Trustee may designate from time to time.

HSBC Bank USA, National Association, has been and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including the following:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the applicable Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicers any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default with respect to the Master Servicer has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

Without limiting the generality of the foregoing, if an Event of Default with respect to the Master Servicer shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights which are controlled by the Certificate Insurer, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer acceptable to the Certificate Insurer in accordance with the terms of the Pooling and Servicing Agreement.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the related obligations and duties of a Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the related Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee acceptable to the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee acceptable to the Certificate Insurer. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund or by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed for cause, the reasonable expenses associated with the change of trustees in connection with such resignation will be paid by the former trustee. If the Depositor or the Certificate Insurer removes the Trustee, the expenses associated with the change of trustees in connection with such removal will be paid from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE CREDIT RISK MANAGER

Clayton Fixed Income Services Inc., as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicers, and make recommendations to the Servicers and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of the Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and each Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicers and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.0135% multiplied by the then current aggregate principal balance of the Mortgage Loans.

THE CERTIFICATE INSURER

Assured Guaranty Corp. (“Assured Guaranty”) is a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration and licensed to conduct financial guaranty insurance business in forty-nine states, the District of Columbia and Puerto Rico. Assured Guaranty commenced operations in 1988. Assured Guaranty is a wholly owned, indirect subsidiary of Assured Guaranty Ltd. (“AGL”), a Bermuda-based holding company whose shares are publicly traded and are listed on the New York Stock Exchange under the symbol “AGO.” AGL, through its operating subsidiaries, provides credit enhancement products to the U.S. and global public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of Assured Guaranty or any claims under any insurance policy issued by Assured Guaranty.

Assured Guaranty is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit Assured Guaranty’s business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by Assured Guaranty, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which Assured Guaranty is subject also require the approval of policy rates and forms.

Assured Guaranty’s financial strength is rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies Inc., “Aaa” by Moody’s Investors Service, Inc. and “AAA” by Fitch, Inc. Each rating of Assured Guaranty should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by Assured Guaranty. Assured Guaranty does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

Capitalization of Assured Guaranty Corp.

The following table sets forth the capitalization of Assured Guaranty as of December 31, 2005 and 2006 (audited) and as of June 30, 2007 (unaudited), on the basis of accounting principles generally accepted in the United States of America (“GAAP”):

	December 31, 2005(1) (2)	December 31, 2006(2)	June 30, 2007(2)
	(in millions)
Unearned Premiums	$196	$267	$307
Other Liabilities	161	203	169
Shareholder’s Equity:
Common Stock	15	15	15
Additional Paid-in Capital	380	380	380
Unrealized Gain on Bonds, Net of Tax	29	29	15
Retained Earnings	629	693	721
Total Shareholder’s Equity	$1,053	$1,117	$1,132
Total Liabilities and Shareholder’s Equity	$1,411	$1,588	$1,608

(1) 2005 amounts include reclassifications to conform to 2006 presentation.
(2) Amounts may not add due to rounding.

The following documents are hereby incorporated by reference into this free writing prospectus and shall be deemed to be a part hereof:

•
The consolidated balance sheets of Assured Guaranty as of December 31, 2006 and December 31, 2005 and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Annual Report on Form 10-K of AGL for the fiscal year ended December 31, 2006 (which was filed by AGL with the Securities and Exchange Commission (the “SEC”) on February 28, 2007), as amended by the Form 10-K/A filed by AGL on March 1, 2007;

•
The unaudited consolidated balance sheet and statement of shareholder’s equity of Assured Guaranty as of and for the period ended March 31, 2007, respectively, and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2007 and March 31, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (which was filed by AGL with the SEC on May 7, 2007);

•
The unaudited consolidated balance sheet and statement of shareholder’s equity of Assured Guaranty as of and for the period ended June 30, 2007, respectively, and the related consolidated statements of operations and comprehensive income for the three and six months ended June 30, 2007 and June 30, 2006, and the statements of cash flows for the six months ended June 30, 2007 and June 30, 2006, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 (which was filed by AGL with the SEC on August 9, 2007); and

•	The Current Reports on Form 8-K filed by AGL with the SEC, as they relate to Assured Guaranty.

Any statement contained in a document incorporated herein by reference or contained in this free writing prospectus under the heading “The Certificate Insurer” shall be modified or superseded for the purposes of this free writing prospectus to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this free writing prospectus.

All consolidated financial statements of Assured Guaranty included in documents filed by AGL with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this free writing prospectus and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this free writing prospectus and to be a part hereof from the respective dates of filing such consolidated financial statements.

The Maryland Insurance Administration recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Maryland Insurance Code, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Maryland Insurance Administration to financial statements prepared in accordance with GAAP in making such determinations. Copies of the consolidated financial statements of Assured Guaranty incorporated by reference herein and of the statutory financial statements filed by Assured Guaranty with the Maryland Insurance Administration are available upon request by contacting Assured Guaranty at 1325 Avenue of the Americas, New York, New York 10019 or by calling Assured Guaranty at (212) 974-0100.

Assured Guaranty makes no representation regarding the Certificates or the advisability of investing in the Certificates. In addition, Assured Guaranty makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Assured Guaranty supplied by Assured Guaranty and presented under the heading “The Certificate Insurer”.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the mortgage loan purchase agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; (vii) payments made pursuant to the Cap Agreement and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider under the Interest Rate Swap Agreement. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust or the Policy. Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

The Swap Provider and the Certificate Insurer will each be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the Certificate Insurer will have substantial control rights under the Pooling and Servicing Agreement as noted in this free writing prospectus and as set forth in the Pooling and Servicing Agreement, including the right to vote the Class A Certificates.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form in blank and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Servicers pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Depositor will deliver or cause to be delivered to the Trustee (or the applicable Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed in blank and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the applicable Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor and the Certificate Insurer by the Trustee or the related Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the related Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the related Servicer for deposit in the related Collection Account (as defined in this free writing prospectus) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined in this free writing prospectus) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the related Servicer for deposit in the Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) be of the same or better credit quality as the Mortgage Loan being replaced; (vii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; and (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico, Indiana or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

Mortgage Loans required to be purchased by the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus and as set forth in the Pooling and Servicing Agreement (including, (i) if Ocwen’s rating as a subprime or subordinate lien servicer is withdrawn or downgraded to a rating below “SQ3” by Moody’s or “Average” by S&P, (ii) if GMAC’s rating as a subprime or subordinate lien servicer is withdrawn or downgraded to a rating below “Average” by S&P or (iii) if there is a draw on the Policy), the Trustee (with the consent of the Certificate Insurer) or the Certificate Insurer, may remove a Servicer as the servicer of the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. As further described in, and in accordance with the provisions of, the Pooling and Servicing Agreement upon the removal of a Servicer after the occurrence of an Event of Default, a successor to such Servicer (which may be the Master Servicer) will become the successor to such Servicer under the Pooling and Servicing Agreement subject to certain conditions (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement and the consent of the Certificate Insurer). See “Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement” and “-Rights Upon Events of Default under the Agreements” in the prospectus.

In addition, the Servicers will be subject to the following termination events:

• if, on any Distribution Date, the rolling three-month average of the Delinquency Percentage exceeds 13%; or

• if, on any Distribution Date, that the aggregate amount of Realized Losses (including any principal write downs as part of a loan modification) incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentages
August 2009 to July 2010	8.5%
August 2010 to July 2011	11.5%
August 2011 to July 2012	14.5%
August 2012 to July 2013	16.5%
August 2013 and thereafter	18.5%

Upon the occurrence of an event of default by the Master Servicer described in the Pooling and Servicing Agreement (each a “Master Servicer Event of Default”), the Master Servicer may be terminated and removed as Master Servicer and as Securities Administrator by the Trustee, with the consent of the Certificate Insurer, or by the Certificate Insurer, in accordance with the terms of the Pooling and Servicing Agreement. As further described in, and in accordance with the provisions of, the Pooling and Servicing Agreement upon the removal of the Master Servicer after the occurrence of a Master Servicer Event of Default, the Trustee will become the successor to the Master Servicer and the Securities Administrator under the Pooling and Servicing Agreement subject to certain conditions set forth in the Pooling and Servicing Agreement. In addition, if the Trustee is unwilling or unable to act as the successor Master Servicer and Securities Administrator, the Trustee may petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution meeting the requirements set forth in the Pooling and Servicing Agreement and acceptable to the Certificate Insurer, as the successor to the Master Servicer and Securities Administrator.

Voting Rights

At all times, 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class CE-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. However, unless a Certificates Insurer default exists and is continuing, on any date on which any Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer, the Certificate Insurer will have all rights, including all voting rights that the Class A Certificates are entitled to under the Pooling and Servicing Agreement and the other transaction documents. The Class CE-2 Certificates will not have voting rights. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities-Termination” in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans on a servicing retained basis and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such right to purchase, the Certificate Insurer may exercise such right to purchase, subject to the conditions set forth in the Pooling and Servicing Agreement. If the Master Servicer exercises such optional termination right, the Master Servicer will be required to obtain the consent of the Certificate Insurer if (i) any amounts are owed to the Certificate Insurer or (ii) the optional termination would result in a draw on the Policy issued by the Certificate Insurer. In the event the Master Servicer or the Certificate Insurer (in each case, the “Terminator”) exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Swap Provider as of the termination date and pursuant to the Pooling and Servicing Agreement and the Interest Rate Swap Agreement. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Class A Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Class A Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Class A Certificates at the then applicable Pass-Through Rate, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE-1 Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See “Description of the Securities-Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicers, the Master Servicer, the Trustee, the Certificate Insurer and the Custodians from such funds deposited in the Distribution Account (i) any amounts which the Servicers would be permitted to withdraw and retain from the related Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodians, the Servicers, the Certificate Insurer and the Swap Provider from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans and any properties acquired in respect thereof or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class CE-1 Certificates (exclusive of any right of the holder of such certificates to receive payments from or any obligation to make payments to the Reserve Fund in respect of Net WAC Rate Carryover Amounts or the Supplemental Interest Trust), the Class CE-2 Certificates and the Class P Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations-REMICs” in the prospectus.

For federal income tax purposes, certain classes of Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this free writing prospectus). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration-General” and “-REMICs-Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations- REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount or the obligation to make payments to the Supplemental Interest Trust. The Reserve Fund, the Cap Agreement, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The treatment of amounts received by a holder of an Offered Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates may be treated as having more than a de minimis value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

Upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including, January 25, 2006 and a terms agreement to be executed on or before the Closing Date (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be ____% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in this free writing prospectus under “Description of the Certificates-Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“DBRS”):

Offered Certificates	S&P	Moody’s	DBRS
Class A	AAA	Aaa	AAA

The ratings assigned to the Offered Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Offered Certificates may result in a reduction of one or more of the ratings assigned to the Offered Certificates. Any downgrade revision or withdrawal of any of the ratings assigned to the Offered Certificates may have an adverse affect on the market price of the Offered Certificates. The Offered Certificate Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be revised or withdrawn.

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the Mortgage Loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, the Servicers, db home lending llc, the Securities Administrator, the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

There are no affiliations between (a) the Sponsor, the Depositor, db home lending llc, Deutsche Bank National Trust Company, as a custodian or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, or Wells Fargo Bank, National Association in its capacity as custodian, the Servicers, any of the Originators (other than db home lending llc) and the Trustee. There are no affiliations among (a) the Master Servicer, the Securities Administrator or Wells Fargo Bank, National Association in its capacity as a custodian and (b) any of the Servicers, any of the Originators and the Trustee. There are no affiliations among the Servicers and the Trustee. There are no affiliations between the Servicers. GMAC Mortgage, LLC, a Servicer is affiliated with Residential Funding Company, LLC, an originator of certain of the Mortgage Loans. Deutsche Bank National Trust Company, the Sponsor and db home lending llc are affiliates. On September 8, 2006, the Sponsor acquired db home lending llc (formerly known as Chapel Funding, LLC), an originator of certain of the Mortgage Loans. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, Deutsche Bank National Trust Company, as custodian, db home lending llc or the Issuing Entity and (b) any of the Master Servicer, the Securities Administrator, Wells Fargo Bank, National Association, as Custodian, the Servicers, any of the Originators (other than db home lending llc) or the Trustee, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Offered Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has issued an Exemption, as described under “ERISA Considerations” in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least “BBB-” (or its equivalent) by S&P, Fitch Ratings, Moody’s Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Services, Inc. (known as DBRS, Inc.) (the "Exemption Rating Agencies") at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be “BBB-” or higher at the time of purchase. As noted in the base prospectus, one requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans. Some of the Mortgage Loans represented by the Offered Certificates are second liens on property in which the first lien provides for negative amortization. Although the Mortgage Loan will have a combined loan-to-value ratio of 100% or less as of the Closing Date, it is conceivable that, after the Closing Date, they could, due to negative amortization, have an combined loan-to-value ratio that exceeds 100%, but not 125%, of the value of the related collateral. The mortgage pool has been so structured as to reduce to an immaterial level the probability that such a result would occur.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate should consult their legal counsel concerning the availability of, and the scope of relief provided by, the Exemption and the enumerated class Exemptions.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Servicers, the Underwriter and the Trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicers or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to security holders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” and “Description of the Certificates — Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this free writing prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.